UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-180424

VALMIE RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	3721	45-3124748
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

National Registered Agents Inc.
1001 S Dairy Ashford Road, Suite 100	311 South Division Street
Houston, TX 77077	Carson City, NV 89703
(713) 595-6675	(775) 888-4070
(Address, including zip code, and telephone number, including area code, of registrant’s executive office)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Christopher Little

Bacchus Law Corporation

925 West Georgia Street, Suite 1820

Vancouver, British Columbia
Canada V6C 3L2

Phone: (604) 632-1281

Fax: (604) 632-1370

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration fee

Common Stock, $0.001 par value	2,212,765	$1.555	$3,440,849.58	$346.49

(1)	As further discussed herein, this registration statement registers for resale 2,212,765 shares of common stock, par value $0.001 per share, of the registrant, as follows: (a) 2,000,000 shares issued in a private placement transaction, and (b) 212,765 shares issued pursuant to an asset purchase agreement with our sole officer and director, Gerald B. Hammack, by which we acquired all of the right, title and interest in and to certain intellectual property related to the AIMD platform. In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on OTC Bulletin Board and OTC Pink marketplace on June 24, 2016, which was $1.555.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 29, 2016

2,212,765 SHARES OF COMMON STOCK

The selling shareholders identified in this prospectus may offer and sell up to 2,212,765 shares of our common stock consisting of (a) 2,000,000 shares issued to Crystal Resource Corp. (“Crystal”) in a private placement transaction, and (b) 212,765 shares issued pursuant to an asset purchase agreement with our sole officer and director, Gerald B. Hammack, by which we acquired all of the right, title and interest in and to certain intellectual property related to the AIMD platform.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from this offering; however, we did receive $200,000 from Crystal in the private placement transaction.

Mr. Hammack, our officer and director, is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of his shares of our common stock being registered hereunder.

The selling shareholders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. We will bear all costs associated with the registration of the shares covered by this prospectus; provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, sometimes called the JOBS Act. For more information, see “Risk Factors”, starting on page 6.

Our common stock trades on the OTC Bulletin Board and OTC Pink marketplace under the symbol “VMRI.” The closing price of our common stock on such markets on June 24, 2016, was $1.73 per share.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

2

This prospectus is part of a registration statement we filed with the SEC. Under this registration process, the selling shareholders may, from time to time, offer and sell up to 2,212,765 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the common stock the selling shareholders may offer. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

As used in this prospectus, the terms “we,” “our,” “us,” the “Company” and similar terms refer to Valmie Resources, Inc. and its subsidiaries, unless the context indicates otherwise.

3

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These developments may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents we refer to in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

Overview

We were incorporated pursuant to the laws of the State of Nevada on August 26, 2011. We have a wholly owned subsidiary, Vertitek Inc., a Wyoming corporation (“Vertitek”), and a 50% interest in a joint venture entity, AeroLift eXpress LLC, a Wyoming limited liability corporation (“AeroLift”). From our inception until the quarter ended August 31, 2014, we were a mineral exploration company exploring for precious metals, or gold and silver targets. Our property, known as the Carico Lake Valley Property (the “Property”), was located in Lander County, Nevada.

In July 2014, the landowner notified us that our option to acquire an interest in the Property had been terminated and that the Property had been sold to a third party. Our efforts from that date until our fiscal year end on November 30, 2014 were primarily directed to identifying new development properties.

In early December 2014, our majority shareholder determined it was in the best interests of our shareholders to change our business focus from mining to pursuing opportunities for the commercialization of leading edge products and services in the rapidly expanding technology industry. We therefore sought to develop or acquire concepts with valid business models positioned to make a significant impact within the four key technology “megasectors”: software, hardware, networking and semiconductors.

Business Strategy

The first major step in our shift to the technology sector was the appointment of Gerald B. Hammack as our sole officer and director on December 8, 2014. Mr. Hammack has more than 30 years of experience in a variety of technology-related fields, including programming, digital telephony and database management, as well as substantial expertise in the setup and management of complex data processing systems.

4

Over the past several years, Mr. Hammack has been developing a series of software platforms and technologies designed to provide the near real-time data processing required by the ever-expanding use of commercial Unmanned Aerial Vehicles or UAVs (more commonly referred to as drones). Towards the end of 2014 we rebranded Mr. Hammack’s development efforts to date as the AIMD (Automated Intelligence for Mobile Devices) data processing platform and adopted them as our own. On July 15, 2015, we entered into an asset purchase agreement with Mr. Hammack pursuant to which we acquired all of the right, title and interest in and to the intellectual property relating to the AIMD platform in consideration for the issuance of $100,000 worth of our common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. Since we did not acquire any patents from Mr. Hammack, we recognized an intangible asset value of $100,000 related to the acquisition.

While in the process of launching the AIMD platform, we determined that it would be necessary to find a partner that had the technology and experience in the design and manufacture of UAVs in order to design and build a prototype unit to test and refine our product and service offerings. After extensive investigation we located a UAV manufacturer, Vertitek. Vertitek’s hardware and software technology is being designed to enable a sophisticated level of autonomy for UAVs and other autonomous mobilized devices, including precision guidance controls and advanced safety features. Vertitek’s under development commercial V-1 DroneSM is a multi-rotor platform that incorporates an integrated, fully autonomous autopilot, which could be connected to, and controlled from, the AIMD platform.

After significant discussion with Vertitek and its principal shareholder, on January 20, 2015 we entered into a letter of intent (the “LOI”) with Vertitek to acquire 100% of the capital stock of Vertitek in exchange for the issuance of shares of our common stock to the principal shareholder of Vertitek, contingent upon certain due diligence requirements. On January 27, 2015 we entered into a share exchange agreement with Vertitek and the sole shareholder of Vertitek, Masamos Services Ltd., a Cypriot corporation (“Masamos”), on substantially the same terms as the LOI. On March 31, 2015, the closing of the share exchange agreement occurred and we issued 1,000,000 shares of our common stock to Masamos in exchange for 100% of the issued and outstanding shares of Vertitek. As a result, Vertitek became our wholly owned subsidiary.

Although we have acquired intellectual property both as a result of the Vertitek acquisition and from Mr. Hammack, we have not yet filed for any patent protection in relation to such intellectual property. We intend to protect our intellectual property rights, including trademark and servicemark opportunities, to the maximum extent possible in all jurisdictions in which we may operate. In the near term, we anticipate protecting the trademark and service mark opportunities related to Vertitek, the V-series drones and the AIMD platform.

On February 10, 2016, we were granted an exemption (No. 14749, Regulatory Docket No. FAA–2015–4694) from Section 333 of Public Law 112-95 by the Federal Aviation Administration to operate two models of the V-series drones to perform aerial data collection, and in particular, to conduct aerial based agricultural applications, search and rescue operations, power-line inspections, pipe-line inspections, infrastructure surveying and aerial imaging. The exemption is subject to industry standard weight, speed and altitude limitations, as well as certain visual line of sight, visual observer, operating document, safety and pre-flight inspection measures, among others.

The exemption will terminate on February 28, 2018, and we do not anticipate being unable to comply with any conditions of the exemption during the term.

On April 15, 2016, we entered into a joint venture agreement with James Stafford to form AeroLift (the “Joint Venture Agreement”). Pursuant to the Joint Venture Agreement, we currently own 50% of AeroLift and have committed funding up to $500,000 to launch the AeroLift business model. AeroLift is led by a team of military trained pilots, mission commanders and specialists with more than 60 years of combined aviation experience. AeroLift’s aircraft are military grade construction adapted for commercial applications. Together with state of the art ground control stations and flight control software, AeroLift intends to deliver cutting edge unmanned services to clients in a variety of challenging environments.

To date, we have not generated any revenue through the sales of UAVs or the provision of software, hardware or cloud based services. As we are still developing our technologies, we have not yet launched our manufacturing, sales or marketing operations and have not yet identified any customers for our systems or solutions.

We have never declared bankruptcy, receivership or any similar proceedings nor have we had any material reclassifications, mergers, consolidations, or purchases or sales of a significant amount of assets not in the ordinary course of business.

Where You Can Find Us

Our principal executive office is located at 1001 S Dairy Ashford Road, Suite 100, Houston, TX 77077 and our telephone number is (713) 595-6675. Our website address is www.valmie.com.

5

THE OFFERING

The Issuer	Valmie Resources, Inc.

Shares being Offered	Up to 2,212,765 shares of common stock, $0.001 par value. Our common stock is described in further detail in the section of this prospectus titled “Description of Securities.”

Shares Outstanding	There are 66,769,755 shares of common stock issued and outstanding as of the date of this prospectus (which includes the 2,212,765 previously issued and outstanding shares being registered hereunder).

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $15,000.

Use of Proceeds	We received net proceeds of $200,000 from the sale of promissory notes in the private placement transaction. See “Use of Proceeds” for a complete description.

Trading Market	Our common stock is traded on the OTC Bulletin Board and OTC Pink marketplace under the symbol “VMRI.”

Risk Factors	An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” on page 6 and the other information contained in this prospectus before making an investment decision regarding our common stock.

6

Background of the Offering

The Private Placement Transaction

During the period from July 30, 2015 to April 26, 2016, we entered into a series of promissory notes with Crystal in the aggregate principal amount of $200,000 plus simple interest at an annual interest rate of 15%. These notes were secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. On April 26, 2016, the Company and Crystal entered into a debt conversion agreement (the “Conversion Agreement”) pursuant to which the Company issued 2,000,000 shares of its common stock to Crystal in consideration for the cancellation of the debt. Upon the issuance of such shares, Crystal agreed to waive any then due and payable interest. As a result of the conversion, Crystal released all security interests it previously held in the Company’s assets.

In connection with the Conversion Agreement, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Crystal. Pursuant to the Registration Rights Agreement, we were obligated to file a registration statement with the SEC covering the shares of common stock underlying the Conversion Agreement within 60 days after the execution of the agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the date the registration statement is filed and maintain the effectiveness of such registration statement until the date on which Crystal has sold all of the shares registered thereunder.

We issued the foregoing shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Our reliance on Section 4(a)(2) was based on the fact that none of the issuances involved a “public offering” and Crystal provided representations to us that they acquired the shares for investment purposes and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

The Hammack Technology Acquisition

On July 15, 2015, we entered into an asset purchase agreement with Gerald B. Hammack, our sole officer and director, pursuant to which we acquired all of the right, title and interest in and to the intellectual property relating to the AIMD platform from Mr. Hammack in consideration for the issuance of $100,000 worth of our common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. The assets include, but are not limited to, all intellectual property, trade names, trade secrets, trademarks, personnel contracts, web site domains and content, strategic partnerships, publications, operating models, manuals, licenses, and all other confidential information relating to the AIMD platform concept. As a result, Mr. Hammack received an aggregate of 212,765 shares of our common stock.

Mr. Hammack determined the value of his intellectual property based on a good faith estimate of the cost to recreate such intellectual property. While the intellectual property acquired from Mr. Hammack does not include any patents or immediately patentable innovations, we did acquire the software foundation for our under construction AIMD platform. We believe the acquisition reduced our software development schedule by six to nine months.

We issued the foregoing shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Our reliance on Section 4(a)(2) was based on the fact that none of the issuances involved a “public offering” and Mr. Hammack provided representations to us that he acquired the shares for investment purposes and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

7

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will be able to continue our operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue to operate over the next 12 months. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence. As such, if we are unable to obtain new financing to execute our business plan we may be required to cease our operations.

Product development is a long, expensive and uncertain process.

The development of both UAV software and hardware is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such investment. We anticipate making significant investments in research and development relating to our products and services, but such investments are inherently speculative. Any unforeseen technical obstacles and challenges that we encounter in the research and development process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development of the AIMD platform, the V-1 DroneSM or both, but still fail to achieve commercial success for a number of reasons, including the following:

●	failure to obtain the required regulatory approvals for their use;

●	prohibitive production costs;

●	competing products;

●	lack of product innovation;

●	ineffective distribution and marketing;

●	insufficient cooperation from our partners; and

●	product demonstrations not aligning with or meeting customer needs.

Our success in the market for the products and services we develop will depend largely on our ability to properly demonstrate their capabilities. Upon demonstration, the AIMD platform and the V-1 DroneSM may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Significant revenue from new product investments may not be achieved for a number of years, if at all.

8

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our acquired and under development intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. Patent protection can be limited and not all intellectual property can be patented. While we have acquired intellectual property from both Vertitek and Mr. Hammack, we have not yet filed for patent protection in relation to such intellectual property. We intend to protect our intellectual property rights, including trademark and servicemark opportunities, to the maximum extent possible in all jurisdictions in which we may operate. In the near term, we anticipate protecting the trademark and service mark opportunities related to Vertitek, the V-series drones and the AIMD platform.

We expect to rely on a combination of patent, trademark, copyright, and trade secret laws as well as confidentiality agreements and procedures, non-competition agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and products, which could result in decreased revenues. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that our technologies infringe on the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We have developed and plan to sell products and services in circumstances where insurance or indemnification may not be available; for example, in connection with the collection and analysis of various types of information. In addition, our products and services raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion and similar concepts, which may create legal issues. Indemnification to cover potential claims or liabilities resulting from the failure of any technologies that we develop or deploy may be available in certain circumstances but not in others. We may not be able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, product failure, or liability arising from our products and services in excess of any indemnity or insurance coverage (or for which indemnity or insurance coverage is not available or is not obtained) could harm our financial condition, cash flows and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

9

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms, or to maintain positive relationships with our partners might impede our ability to continue to develop, commercialize and sell our products and services. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. The loss of any members of our management team may also delay or impair achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

We may indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our Bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our Bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable.

Since our officers and directors are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to meet the standards required by law to properly carry out such duties, which could increase our operating costs. Further, if any of our officers and directors files a claim against us for indemnification, the associated expenses could also increase our operating costs.

We may pursue strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to consider potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. These activities create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing stockholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

10

Risks Relating to our Common Stock

Because there is a limited public trading market for our common stock, investors may not be able to resell their shares.

There is currently a limited public trading market for our common stock. We cannot assure investors that there will be a liquid market in the future for our common stock. The trading of securities on the OTC Bulletin Board and OTC Pink marketplace is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. Investors may not be able to sell shares at their purchase price or at any price at all.

Fen Holdings & Investments Ltd. has voting control over matters submitted to a vote of the stockholders, and it may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

Our majority stockholder, Fen Holdings & Investments Ltd. (“Fen”), owns 2,000,000 shares of our Series “A” preferred stock, each of which carries a voting weight equal to 50 shares of our common stock. As a result, Fen controls approximately 60.9% of the votes eligible to be cast by our stockholders and has the power to control all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to our existing stockholders as a direct result of the issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through acquisitions or business combinations with entities operating in our industry. In order to do so, or to finance the cost of our operations, we may issue additional equity securities that could dilute our stockholders’ ownership positions. We may also pursue debt financing, if and when available, and this could negatively impact our earnings and results of operations.

We are subject to penny stock regulations and restrictions and investors may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rules”. Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are generally persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of a broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

There can be no assurance that our common stock will qualify for exemption from the penny stock rules. In any event, even if our common stock was exempt from the penny stock rules, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

11

We do not expect to pay dividends for the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

Investors may face significant restrictions on the resale of their shares due to state “blue sky” laws.

Each state has its own securities laws, commonly known as “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. Investors should therefore consider the resale market for our common stock to be limited, as they may be unable to resell their shares without the significant expense of state registration or qualification.

BUSINESS DESCRIPTION

Overview

We were incorporated pursuant to the laws of the State of Nevada on August 26, 2011. We have one wholly owned subsidiary, Vertitek. From our inception until the quarter ended August 31, 2014, we were a mineral exploration company exploring for precious metals, or gold and silver targets. Our property, known as the Carico Lake Valley Property (the “Property”), was located in Lander County, Nevada.

On April 16, 2014, Fen, a company incorporated in the British Virgin Islands and our majority stockholder, acquired an aggregate of 237,360,000 shares, or approximately 80.1% of our then issued and outstanding common stock from Khurram Shroff, our former sole officer and director.

In July 2014, the landowner notified us that our option to acquire an interest in the Property had been terminated and that the Property had been sold to a third party. Our efforts from that date until the end of our fiscal year ended November 30, 2014, were primarily directed to identifying new development properties.

In early December 2014, Fen determined it was in the best interests of our shareholders to change our business focus from mining to pursuing opportunities for the commercialization of leading edge products and services in the rapidly expanding technology industry. We therefore sought to develop or acquire concepts with valid business models positioned to make a significant impact within the four key technology “megasectors”: software, hardware, networking and semiconductors.

Business Strategy

The first major step in our shift to the technology sector was the appointment of Gerald B. Hammack as our sole officer and director on December 8, 2014. Mr. Hammack has more than 30 years of experience in a variety of technology-related fields, including programming, digital telephony and database management, as well as substantial expertise in the setup and management of complex data processing systems.

12

Over the past several years, Mr. Hammack has been developing a series of software platforms and technologies designed to provide the near real-time data processing required by the ever-expanding use of commercial Unmanned Aerial Vehicles or UAVs (more commonly referred to as drones). Towards the end of 2014 we rebranded Mr. Hammack’s development efforts to date as the AIMD (Automated Intelligence for Mobile Devices) data processing platform and adopted them as our own. On July 15, 2015 we entered into an asset purchase agreement with Mr. Hammack pursuant to which we acquired all of the right, title and interest in and to the intellectual property relating to the AIMD platform in consideration for the issuance of $100,000 worth of our common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. Since we did not acquire any patents from Mr. Hammack, we recognized an intangible asset value of $100,000 related to the acquisition.

While in the process of launching the AIMD platform, we determined that it would be necessary to find a partner that had the technology and experience in the design and manufacture of UAVs in order to design and build a prototype unit to test and refine our product and service offerings. After extensive investigation, we located a UAV manufacturer, Vertitek. Vertitek’s hardware and software technology is being designed to enable a sophisticated level of autonomy for UAVs and other autonomous mobilized devices, including precision guidance controls and advanced safety features. Vertitek’s under development commercial V-1 DroneSM is a multi-rotor platform that incorporates an integrated, fully autonomous autopilot, which could be connected to, and controlled from, the AIMD platform.

After significant discussion with Vertitek and its principal shareholder, Masamos, on January 20, 2015 we entered into the LOI with Vertitek to acquire 100% of the capital stock of that company in exchange for the issuance of shares of our common stock to the principal shareholder of Vertitek, contingent upon certain due diligence requirements. On January 27, 2015 we entered into the Share Exchange Agreement with Vertitek and Masamos on substantially the same terms as the LOI, and on March 31, 2015 the closing of the Share Exchange Agreement occurred and we issued 1,000,000 shares of our common stock to Masamos in exchange for 100% of the issued and outstanding shares of Vertitek. As a result, Vertitek became our wholly owned subsidiary.

Although we have acquired intellectual property both as a result of the Vertitek acquisition and from Mr. Hammack, we have not yet filed for any patent protection in relation to such intellectual property. We intend to protect our intellectual property rights, including trademark and servicemark opportunities, to the maximum extent possible in all jurisdictions in which we may operate. In the near term, we anticipate protecting the trademark and service mark opportunities related to Vertitek, the V-series drones and the AIMD platform.

On February 10, 2016, we were granted an exemption (No. 14749, Regulatory Docket No. FAA–2015–4694) from Section 333 of Public Law 112-95 by the Federal Aviation Administration to operate two models of the V-series drones to perform aerial data collection, and in particular, to conduct aerial based agricultural applications, search and rescue operations, power-line inspections, pipe-line inspections, infrastructure surveying and aerial imaging. The exemption is subject to industry standard weight, speed and altitude limitations, as well as certain visual line of sight, visual observer, operating document, safety and pre-flight inspection measures, among others.

The exemption will terminate on February 28, 2018, and we do not anticipate being unable to comply with any conditions of the exemption during the term.

On April 15, 2016, we entered into the Joint Venture Agreement to form AeroLift. We currently own 50% of AeroLift and have committed funding up to $500,000 to launch the AeroLift business model. AeroLift is led by a team of military trained pilots, mission commanders and specialists with more than 60 years of combined aviation experience. AeroLift’s aircraft are military grade construction adapted for commercial applications. Together with state of the art ground control stations and flight control software, AeroLift intends to deliver cutting edge unmanned services to clients in a variety of challenging environments.

To date, we have not generated any revenue through the sales of UAVs or the provision of software, hardware or cloud based services. As we are still developing our technologies, we have not yet launched our manufacturing, sales or marketing operations and have not yet identified any customers for our systems or solutions.

We have never declared bankruptcy, receivership or any similar proceedings nor have we had any material reclassifications, mergers, consolidations, or purchases or sales of a significant amount of assets not in the ordinary course of business.

13

Our Corporate History and Background

On December 3, 2013, the holders of a majority of our issued and outstanding common stock approved an amendment to our bylaws (the “Bylaw Amendment”) and an increase in our authorized capital from 100,000,000 shares of common stock, par value $0.001, to 750,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”). The purpose of the Bylaw Amendment was to update our bylaws and make them more comprehensive, while the purpose of the Authorized Capital Increase was to reorganize our capital structure in connection with the stock dividend described below. We formally effectuated the Authorized Capital Increase on December 4, 2013 by filing a Certificate of Amendment with the Nevada Secretary of State.

Also on December 3, 2013, our former sole director approved a stock dividend of 59 authorized but unissued shares of our common stock on each one (1) issued and outstanding share of our common stock. On December 13, 2013, we received approval from FINRA to effectuate the stock dividend by way of a forward split, and on December 17, 2013, our shareholders of record on December 16, 2013 received the dividend. As a result of the stock dividend, our issued and outstanding common stock increased from 4,940,000 shares to 296,400,000 shares.

On September 1, 2014, we entered into a consulting agreement with Constant Consulting Corp., a Wyoming corporation (“Constant”), pursuant to which Constant agreed to provide certain consulting services to us, including operational plan and business model structuring, identifying potential development partners, interfacing with third parties to ensure compliance with regulatory requirements, and interfacing with other vendors as requested, for a period of one year in exchange for the payment of $25,000 per month. On February 28, 2015, the parties agreed to terminate the monthly obligation to Constant and that any future work would be compensated on an hourly basis. Our agreement with Constant expired on August 31, 2015 and was not renewed. Other than with regard to the agreement, we are unaware of any relationship between Constant and any of our officers, directors or shareholders.

On December 10, 2014, the holders of a majority of our issued and outstanding common stock approved a set of amended and restated articles of incorporation that, among other things, increased our authorized capital to 760,000,000 shares, consisting of 750,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 (the “Blank Check Preferred Stock”). We formally effectuated the authorized capital increase and the creation of the Blank Check Preferred Stock by filing the amended and restated articles of incorporation accompanied by the required certificate with the Nevada Secretary of State on December 11, 2014.

On December 11, 2014, our former sole director approved the designation of 2,000,000 shares of the Blank Check Preferred Stock as Series “A” preferred stock (the “Designation”). We formally effected the Designation by filing a Certificate of Designation with the Nevada Secretary of State on January 15, 2015.

The shares of Series “A” preferred stock carry certain rights and preferences. The Designation provides that the Series “A” Preferred Stock may be converted into shares of our common stock on a 10 for one (1) basis at any time after 18 months from the date of issuance, and that each share of Series “A” preferred stock has voting rights and carries a voting weight equal to 50 shares of common stock.

On January 16, 2015, Fen agreed to cancel an aggregate of 237,360,000 shares, or approximately 80.1% of our issued and outstanding common stock, in exchange for the issuance of the 2,000,000 shares of Series “A” preferred stock described above. As a result, the number of issued and outstanding shares of our common stock decreased from 296,400,000 to 59,040,000.

Between August 18, 2014 and March 20, 2015, we issued eight promissory notes to three investors (Shield Investments, Inc. a British Virgin Islands corporation (“Shield”), Tuverga Finance Ltd., a Cypriot corporation (“Tuverga”) and Fairwinds Consulting LLC, a Texas limited liability corporation (“Fairwinds”)) in the aggregate amount of $365,000 in exchange for advances to us in an identical amount. Each of the promissory notes bears simple interest at an annual rate of 15% and matures two years from the date of issuance. Seven of the eight promissory notes, in the aggregate amount of $350,000, were secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by us on the date of the applicable note or thereafter acquired, and all proceeds thereof.

14

On April 6, 2015, we entered into debt conversion agreements with Shield and Tuverga pursuant to which those investors converted an aggregate of $350,000 in debt into 3,500,000 shares of our common stock at a price of $0.10 per share. As part of those debt conversion agreements, Shield and Tuverga agreed to forgive any and all accrued interest and release their respective security interests in our assets, rights or other property.

Also on April 6, 2015, we entered into a debt conversion agreement with Dome Capital LLC, a Wyoming limited liability corporation, pursuant to which it converted an aggregate of $33,927 in debt into 339,270 shares of our common stock at a deemed price of $0.10 per share.

On July 15, 2015, we entered into an asset purchase agreement with Gerald B. Hammack, our sole officer and director, pursuant to which we acquired all of the right, title and interest in and to the intellectual property relating to the AIMD platform from Mr. Hammack in consideration for the issuance of $100,000 worth of our common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. The assets include, but are not limited to, all intellectual property, trade names, trade secrets, trademarks, personnel contracts, web site domains and content, strategic partnerships, publications, operating models, manuals, licenses, and all other confidential information relating to the AIMD platform concept. As a result, Mr. Hammack received an aggregate of 212,765 shares of our common stock.

Mr. Hammack determined the value of his intellectual property based on a good faith estimate of the cost to recreate such intellectual property. While the intellectual property acquired from Mr. Hammack does not include any patents or immediately patentable innovations, we did acquire the software foundation for our under construction AIMD platform. We believe the acquisition reduced our software development schedule by six to nine months.

During the period from July 30, 2015 to April 26, 2016, we entered into a series of promissory notes with Crystal in the aggregate principal amount of $200,000 plus simple interest at an annual interest rate of 15%. These notes were secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. On April 26, 2016, the Company and Crystal entered into a debt conversion agreement pursuant to which the Company issued 2,000,000 shares of its common stock to Crystal in consideration for the cancellation of the debt. Upon the issuance of such shares, Crystal agreed to waive any then due and payable interest. As a result of the conversion, Crystal released all security interests it previously held in the Company’s assets.

The Vertitek Acquisition

On the Closing Date, we completed the Vertitek acquisition and Vertitek became our wholly owned subsidiary. Vertitek was established to provide unmanned vehicle software, hardware and cloud services for a wide range of commercial applications around the globe. Vertitek is in the process of developing the V-1 DroneSM, a cutting edge multi-rotor UAV designed specifically to meet the requirements of a growing commercial user base. The assets of Vertitek include, but are not limited to, all intellectual property, trade name, trade secrets, trademarks, personnel contracts, website domain and content, strategic partnerships, manuals, licenses and all other confidential information related to the V-1 DroneSM and other technologies under development by Vertitek.

Our Solutions

Our UAV solutions will consist of aerial data collection hardware, software and data storage solutions for commercial applications. We believe that our systems will collect and analyze the highest quality aerial data in the most efficient manner possible. We are currently developing our software and data storage solutions while we continue to test and refine our prototype hardware units.

15

AIMD Platform: Autonomous Intelligence for Mobilized Devices

We are creating a powerful and feature-rich system for connecting mobilized machines, drones and robots to enable communication, automation and visibility. We expect to be able to offer choices from dozens of industry applications that are experiencing a growing need for visibility to help maximize operational efficiencies, and have taken into consideration the need for a seamless point of integration, empowering the best-of-both-worlds – including hardware components and process information – to work better together. We developed the AIMD platform as the intersection point for real-time operational intelligence and effective work-flow that is accessible anywhere, anytime.

Our open application program interface (API) and support for industry standards are designed to make it easy to add capabilities, integrate existing systems and innovate with our partners in exciting new ways to harness all the power of their machines, devices and controllers. Designing enterprise-grade scalability and security into the AIMD platform was at the forefront of our functional requirements. In addition, simplicity, reducing the “speed to the field”, and filtering the crucial data are all at the top of our list. Our cloud-based interface provides access to our customers’ own rule-based actions and recognizes and reacts to empower all assets to perform better, even in extreme environments. We believe that our system will differ from existing product offerings because it will be the first of its kind to offer end users clearly defined next step options from a simplified user-friendly interface. In addition, while the majority of our competition is focused on building proprietary hardware and software systems, we are focused on making our solutions compatible with emerging industry standards, allowing solutions to be easily integrated with offerings from other industry participants.

AIMDx – Learning Service Module

AIMDx is part of the predictive intelligence required for next level businesses. Designed as an out-of-the-box external learning application, AIMDx lets clients connect, communicate and collaborate within a secure, cloud-based network regardless of device type. AIMD transforms the data feedback loop into usable information that allows for real-time streamlining of analysis and corrective action. From image analysis to route discrepancies, the AIMDx module drives production and automating information flow for a new level of efficiency, allowing for cross-referencing of first and third-party data sources. Unlike automation software, AIMDx looks for deep contact points of engagement, authentic end-use intelligence and lasting data assessment for use in the field. It’s quick and cost-effective via the cloud, and is focused on helping our customers achieve results.

Our Hardware Systems

In collaboration with Vertitek, we are developing the extremely versatile V-1 DroneSM. The multi-rotor platform features a large carbon fiber composite frame with high efficiency brushless motors. To further increase efficiency, the motors include large diameter carbon fiber blades. This provides powerful lift while increasing flight times. State-of-the-art lithium polymer batteries provide power to the rotor with amazing power-to-weight ratios. These batteries not only save weight, but also provide longer flight times than previous generations of batteries. Along with powerful batteries, the V-1 DroneSM will feature a fully autonomous autopilot. The autopilot system is based on the powerful 32-bit Pixhawk controller with many sensors and features. This controller provides more functionality with custom sensor packages. These packages range from Sonar, to GPS mapping, to a live first person view (FPV) of the surroundings. Each multi-rotor system can be customized to fit specific needs by upgrading, optimizing, and personalizing individual components.

Images of the V-1 DroneSM

16

The following are the hardware specifications for the V-1 DroneSM:

●	fully autonomous 32 bit Pixhawk flight controller

●	lightweight customized carbon fiber frame

●	high capacity lithium polymer batteries

●	high voltage 20 amp brushless speed controllers

●	large 17” carbon fiber propellers

●	available customized sensor packages

To date we have built and tested approximately 10 prototypes of the V-1 DroneSM. Mr. Hammack is allowing us the use of his ranchland to store and test the drones. When necessary we intend to expand our testing area to include farmland and other agricultural areas for real world usability testing.

Suppliers

Both our hardware and software solutions rely on certain outside suppliers for either operational components or software packages upon which our systems are constructed. While we rely heavily on 3D Robotics as our principle supplier for drone components, at this time there are multiple suppliers for almost all of the components that are required in our business and we do not foresee a situation under which we would be unable to receive the items required from these suppliers. Our V-1 DroneSM prototype is constructed mostly from readily available components. When we begin to manufacture the V-1 DroneSM for commercial sale, we will require certain proprietary components such as flight controllers and network interfacers to be manufactured to our specifications. This will limit our supply network and could leave us vulnerable in the event of an issue with such supplier. Where appropriate we will try to diversify our supply network as much as possible to mitigate future supply risks.

Business Plan Implementation Schedule

We will be unable to implement the remainder of our business plan until we are able to secure total financing of approximately $1,500,000. However, there can be no assurance that sufficient financing will be available or available on suitable terms. We have not established a schedule for the completion of specific tasks or milestones contained in our business plan, of which we have implemented approximately 15% as of the date of this prospectus, focused mainly on the development of our V-1 DroneSM. Virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over an eighteen-month period. We anticipate that we will require a total of $1,500,000 in order to deliver upon our business goals within a 24-month period.

Sales and Marketing Strategy

We plan to begin producing revenues from sales related to drone services, either through one-time contracts or through longer-term monitoring and data processing agreements. We plan to begin discussions within the agriculture industry to determine the areas in which our services could have an immediate impact, thus generating the most interest from early adopters. While we plan to attend industry conferences and association meetings in order to introduce our services, we believe that personal relationships and introductions will be our best avenue to capture revenues in the near-term.

We anticipate that within 24 months, we will be actively marketing our V-1 DroneSM for sale to commercial customers. In order to effectively sell the V-1 DroneSM, we will need to engage a professional sales and marketing team with experience in business-to-business sales. We expect that as the UAV market matures over the coming years there will be opportunities for collaborations with other interested parties which could provide additional markets for our product and services.

17

Characteristics and Make-Up of Target Market

The UAV market is constantly changing, due in large part to the current regulatory challenges faced by the industry. It is impossible to predict exactly how new regulations will impact the market at this time.

Although our initial focus will be the agriculture and farming markets, our solutions, especially the V-1 DroneSM, will be applicable to a variety of markets. We will be constantly reviewing our target markets to ensure the success of our business model.

As the UAV industry matures in the coming years, the demand for our solutions will only increase. Our early entry into the commercial UAV marketplace will provide an opportunity to become one of the major solution providers in our target markets.

Competition

The commercial UAV market is characterized by many participants that offer very similar products. Therefore, our strategy is to begin offering advanced solutions that combine our software and hardware offerings in such a way to bring clear value to our customers.

Although this industry operates in a highly specialized niche, competition for business will be intense. We will face significant competition in the provision of both software solutions and hardware systems from the following companies, among others:

Hardware Vendors

●	Parrot Industries

●	PrecisionHawk

●	DJI Innovations

●	Helico Aerospace Industries

Software Solutions Providers

●	PrecisionHawk

●	AirWare

●	DroneCode

●	NV Drones

Intellectual Property

Our policy is to capitalize intellectual property related to the filing and acquisition of internally developed patents where appropriate.

Patent related expenses that are eligible for capitalization include:

●	legal fees related to the preparation and filing of a patent application;

●	legal fees related to the defense of a patent or patent application; and

●	filing fees related to the filing of a patent application.

Intellectual property for internally developed patents will be capitalized only in the above circumstances and will be amortized over the life of the patent, beginning on the grant date.

We have not filed any patents related to our UAV technologies as of the date hereof; however, we anticipate that we will begin to complete such filings in the near future.

18

Research and Development

Our current research and development activities are solely focused on the continued development of the AIMD platform as well as our collaboration on the V-1 DroneSM. We anticipate these efforts will lead to additional products being developed from the foundation of these two systems. If and when we are able to do this, engineering design development will be employed to aid in the development of these systems. At this time, however, we have no plans to pursue pure research and development activities at any point in the future.

Government Regulations

As a provider of technologies and services in the UAV industry we are likely to be subject to extensive regulation at both the federal and municipal levels. This will be especially true if we begin to offer operational services to our customers. We believe that increasing regulation in the drone space will be beneficial not only to our business, but to all commercial drone operators and solution providers. The barriers to entry created by such regulation will only help to differentiate the product and solutions being offered by professional companies versus those that are intended for the consumer marketplace.

The regulatory environment for commercial UAV use has not yet been codified in the United States. In addition to a few recent FAA exemptions, the key case, Huerta v. Pirker, has not brought definitive clarity, just more clearly defined positions on both sides of the dispute over the regulated or unregulated use of UAVs for commercial purposes.

UAV regulations for the United States airspace are still a patchwork of confusing, often contradictory rulings, generally based on regulations, which, in some cases, were codified decades ago. Based on the existing exemptions, those entities and organizations that are anticipating to utilize UAVs commercially will be required to receive pilot certifications, including medical certifications, which the FAA has attached to the few exemptions. Operators and pilots are likely to be distinguished. The FAA has recently determined that a drone registry will be implemented in order to more effectively track drones that stray into restricted airspace or are flown in violation of the law. We feel this registry is long overdue and will help to reduce the negative attention paid to the industry when hobbyist operators do not follow common sense guidelines for drone operations.

On the non-FAA side, there will be expanding barriers to entry into the UAV industry, especially if the FAA regulations should surprise us with low thresholds for an entry into the commercial field. From homeland security to privacy, there are real, and imaginary, dangers associated with the expanding use of UAVs in the United States. As U.S. domestic regulation continues to fall behind that of more forward thinking countries, it may become necessary for UAV companies to focus their efforts and resources outside the United States until such time as UAV regulations become more conducive to the game changing solutions that can only be delivered by tomorrow’s advanced UAV systems and technologies.

On February 10, 2016, we were granted an exemption (No. 14749, Regulatory Docket No. FAA–2015–4694) from Section 333 of Public Law 112-95 by the Federal Aviation Administration to operate two models of the V-series drones to perform aerial data collection, and in particular, to conduct aerial based agricultural applications, search and rescue operations, power-line inspections, pipe-line inspections, infrastructure surveying and aerial imaging. The exemption is subject to industry standard weight, speed and altitude limitations, as well as certain visual line of sight, visual observer, operating document, safety and pre-flight inspection measures, among others.

The exemption will terminate on February 28, 2018, and we do not anticipate being unable to comply with any conditions of the exemption during the term.

Employees

As of the date hereof, we do not have any full-time or part-time employees. We currently rely on the efforts of Gerald B. Hammack, our sole executive officer and director, and Sean Foster, the sole officer and director of Vertitek, to manage our operations. Mr. Hammack dedicates approximately 40 hours per week to the management of our operations along with the oversight of our autonomous vehicle software and hardware development projects, and Mr. Foster dedicates approximately 20 hours per week to the continued development of Vertitek’s autonomous vehicle prototypes. From time to time, we also engage consultants to provide specialized technical and support services, both in the implementation of our corporate structure as well as the advancement of our products and services.

19

DESCRIPTION OF PROPERTY

Our principal executive office is located at 1001 S Dairy Ashford Road, Suite 100, Houston, TX 77077. We lease this space from Regus Management Group, LLC, at a cost of $179 per month pursuant to a virtual office agreement dated April 1, 2014, as amended on March 19, 2015. We believe that this space is generally suitable to meet our needs for the foreseeable future; however, we will continue to seek additional space as needed to satisfy our growth.

Our telephone number is (713) 595-6675 and our website address is www.valmie.com.

LEGAL PROCEEDINGS

We do not know of any material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholders are an adverse party or have a material interest adverse to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

The following discussion and analysis of our results of operations and financial condition has been derived from and should be read in conjunction with our financial statements, including the notes thereto, that appear in the registration statement of which this prospectus forms a part.

Overview

We were incorporated pursuant to the laws of the State of Nevada on August 26, 2011. We have not yet generated any revenue from operations.

Results of Operations

For the periods ended February 29, 2016 and February 28, 2015

Revenues

We have not generated any revenue since our inception. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenue during the next 12 months continues to be uncertain.

Expenses

During the three months ended February 29, 2016, we incurred $77,609 in operating expenses, including $50,349 in professional fees, $11,160 in general and administrative expenses, $15,000 in management fees and $1,100 in transfer agent fees. During the same period in fiscal 2015, we incurred $128,509 in operating expenses, including $110,060 in professional fees, $7,003 in general and administrative expenses, $11,000 in management fees and $446 in transfer agent fees. The $50,900 decrease in our operating expenses between the two periods was therefore primarily attributable to the significant decrease in our professional fees, which was in turn related to our obligations under a consulting agreement we entered into on September 1, 2014 that was amended effective February 28, 2015 to cancel the fixed monthly fee. During the three months ended February 29, 2016, our general and administrative expenses and transfer agent fees also increased due to the general increase in our operations subsequent to the acquisition of Vertitek.

20

During the three months ended February 29, 2016, we also incurred $5,411 in interest expenses, whereas we incurred $6,811 in interest expenses during the same period in fiscal 2015.

Net Loss

During the three months ended February 29, 2016, we incurred a loss from operations of $77,609, a net loss of $83,020, and a net loss per share of $0.00. During the same period in fiscal 2015, we incurred a loss from operations of $128,509, a net loss of $135,320 and a net loss per share of $0.00.

For the years ended November 30, 2015 and 2014

Expenses

During the year ended November 30, 2015, we incurred $3,210,470 in operating expenses, including $237,605 in professional fees, $52,000 in management fees, $38,143 in general and administrative expenses, $5,578 in transfer agent fees and $2,877,144 in impairment losses. During the year ended November 30, 2014, we incurred $164,155 in operating expenses, including $136,415 in professional fees, $20,000 in management fees, $5,815 in general and administrative expenses and $1,925 in transfer agent fees. The $3,046,315 increase in our operating expenses between the two years was primarily attributable to the significant increases in our impairment losses related to intangible assets acquired during the year and professional fees, which was in turn related to our obligations under a consulting agreement we entered into on September 1, 2014. During the year ended November 30, 2015, our management fees, general and administrative expenses and transfer agent fees also increased due to the general increase in our operations subsequent to the acquisition of Vertitek.

During the year ended November 30, 2015, we also incurred $10,403,232 in other expenses, including a $10,404,422 loss on the settlement of debt, as offset by $1,190 in interest income.

Net Loss

During the year ended November 30, 2015, we incurred a loss from operations of $3,210,470, a net loss of $13,613,702, and a loss per share of $0.15. During the prior year, we incurred a loss from operations and a net loss of $164,155, and a loss per share of $0.00. The increase in our net loss between the two years was attributable to both the increase in our net loss from operations as described above as well as our other expenses, and in particular our significant loss on the settlement of debt and impairment loss.

Liquidity and Capital Resources

As of February 29, 2016, we had $24,858 in cash and cash equivalents, $25,208 in current assets, $58,014 in total assets, $91,963 in current liabilities, $268,905 in total liabilities, a working capital deficit of $66,755 and a retained deficit of $14,020,764.

During the three months ended February 29, 2016, we used $65,444 in net cash on operating activities due to net losses and our accounts payable increasing by $12,310. During the same period in fiscal 2015 we used $181,788 in net cash on operating activities due to net losses and our accounts payable decreasing by $52,929. The majority of our spending on operating activities for the three months ended February 29, 2016 and 2015 was attributable to our net loss as described above, as adjusted for changes in our accounts payable and accrued liabilities, and was associated with carrying out our reporting obligations under applicable securities laws and transitioning our business focus from mining to pursuing opportunities for the commercialization of products and services in the technology industry.

During the three months ended February 29, 2016, we used $74 in net cash on investing activities. During the same period in fiscal 2015, we used $25,500 in net cash on investing activities, all of which was in the form of advances to Vertitek.

21

During the three months ended February 29, 2016, we received $67,500 from financing activities, all of which was in the form of proceeds from promissory notes. During the same period in fiscal 2015, we received $200,000 from financing activities, all of which was also in the form of proceeds from promissory notes.

During the three months ended February 29, 2016, our cash position increased by $1,982 due to a combination of our operating, investing and financing activities.

Our plans for the next 12 months are uncertain due to our current financial condition; however, we intend to raise additional funds through public or private placement offerings. If we are unsuccessful in raising enough money through such efforts, we may review other financing possibilities such as bank loans. At this time we do not have a commitment from any broker-dealer to provide us with financing. There is no assurance that any financing will be available to us or if available, on terms that will be acceptable to us. In the absence of such financing, we may be forced to cease or significantly curtail our operations.

Plan of Operations

We will need to raise additional capital to fully develop our business plan. We have a 24-month plan during which we intend to implement our business development and marketing plan. We believe we must raise approximately $1,500,000 to pay for expenses associated with the continued development of our AIMD platform as well as the development and commercialization of the V-1 DroneSM. Of this, we plan to use $500,000 to finance anticipated activities during Phase I of our development plan as described below, and $1,000,000 to finance anticipated activities during Phase II.

Phase I

Description	Estimated Amount ($)
Complete the development of the AIMD platform	200,000
Finalize the design of the V-1 DroneSM	150,000
Hire sales staff to work with potential clients	50,000
Additional working capital to cover general and administrative expenses	100,000
Total	500,000

Phase II

Description	Estimated Amount ($)
Complete small-scale manufacturing of the V-1 DroneSM	500,000
Sales literature, displays and advertising expenses	200,000
Management and consulting fees, employee salaries	200,000
Additional working capital to cover general and administrative expenses	100,000
Total	1,000,000

Many of the developments enumerated in Phase II are dependent on the completion of our Phase I objectives, and both phases are dependent on us obtaining additional financing. There can be no assurance that we will be able to secure such financing, and if we are able to raise some but not all of the funds required to undertake the developments in Phase I and Phase II, our management will likely need to re-examine our proposed business activities to use our resources most efficiently. In this event, our focus will likely be on spending available funds to maintain our reporting status with the SEC and developing our product designs to attract investors.

22

If we are unable to raise additional funds, we will not be able to complete any of the milestones in either Phase I or Phase II. Due to the fact that many of the milestones are dependent on each other, if we are unsuccessful in obtaining additional financing, we may not be able to implement any facets of our business plan.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as loans from our existing shareholders in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates, among other things, that we will continue to realize our assets and satisfy our liabilities in the normal course of business. As of February 29, 2016, we had a working capital deficit of $66,755 and a retained deficit of $14,020,764. We intend to fund our operations through equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements for the next 12 months.

Our ability to continue in existence is dependent upon, among other things, obtaining additional financing to continue our operations and the operations of Vertitek. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect our financial statements and future operations.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with original maturities of less than three months, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. We had $24,858 in cash and cash equivalents at February 29, 2016 (November 30, 2015 - $22,876).

Capitalized Prototype Development Costs

Prototype development costs are costs associated with the development of software and hardware related to advance drone fleet technology and are stated at historical cost. Prototype development costs consist of salaries and costs of raw material in development. Until the prototype is substantially completed and ready for its intended use, no depreciation expenses will be incurred. We currently have no depreciation policy with respect to prototype development costs.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

23

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 22, 2015, we notified our independent registered public accounting firm, Anderson Bradshaw PLLC (“Anderson Bradshaw”), that we had decided to change auditors and were therefore dismissing Anderson Bradshaw, effective immediately. Our decision was approved by our sole director, also acting as the audit committee, on that same day, and concurrent with Anderson Bradshaw’s dismissal, our sole director appointed Heaton & Company, PLLC (“Heaton”) as our new independent registered public accounting firm.

During the fiscal years ended November 30, 2014 and 2013, and through September 22, 2015, neither us nor anyone acting on our behalf consulted Heaton regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Heaton concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of Anderson Bradshaw regarding our financial statements for the fiscal years ended November 30, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except to indicate that there was substantial doubt about our ability to continue as a going concern.

During the fiscal years ended November 30, 2014 and 2013, and through September 22, 2015, we did not (i) have any disagreements (as defined in Item 304(a)(1(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Anderson Bradshaw on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Anderson Bradshaw, would have caused it to make reference thereto in connection with its reports; or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

USE OF PROCEEDS

We received net proceeds of $200,000 from the sale of promissory notes to Crystal in the private placement transaction, the conversion of which into our common stock resulted in the issuance of 2,000,000 shares. We will not receive any proceeds from the sale of the shares being registered hereunder.

SELLING SHAREHOLDERS

The 2,212,765 shares of our common stock included in this prospectus were issued to the selling shareholders in private sales in reliance upon the provisions of Section 4(a)(2) of the Securities Act. Neither of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

The following table sets forth, as to each of the selling shareholders: the number of shares of our common stock beneficially owned, based on each selling shareholder’s ownership of the common stock purchased pursuant to the Private Placement Transaction or the Hammack Technology Acquisition; the number of shares of our common stock being offered by such selling shareholder pursuant to this prospectus; and the number of shares of our common stock beneficially owned upon completion of the offering and the percentage of beneficial ownership upon completion of the offering based upon 66,769,755 shares of our common stock outstanding as of June 24, 2016.

Information in the table below and the notes thereto has been provided to us by the selling shareholders. Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to the securities. The information listed below is not necessarily indicative of beneficial ownership for any other purpose.

24

Name	Shares of Common Stock Held	Shares of Common Stock Being Registered	Beneficial Ownership After Offering(1)	Percentage of Beneficial Ownership After Offering
Crystal Resource Corp. (2)	2,000,000	2,000,000	0	0
Gerald B. Hammack (3)	212,765	212,765	0	0

Total	2,212,765	2,212,765	0	0

(1)	The numbers in this column assume each selling shareholder sells all of its shares being registered pursuant to this prospectus.

(2)	Gregory Lyons exercises sole voting and investment power over the securities held by Crystal Resource Corp.

(3)	Mr. Hammack is our sole officer and director.

PLAN OF DISTRIBUTION

Each selling shareholder may, from time to time, sell any or all of the shares covered hereby on the OTC Bulletin Board, the OTC Pink marketplace or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

25

Broker-dealers or agents may receive compensation from the selling shareholders in the form of commissions, discounts or concessions. Broker-dealers or agents may also receive compensation from the purchasers of the registered securities for which they act as agents or to whom they sell as principals, or both. A broker-dealer’s compensation will be negotiated in connection with the sale and may exceed the broker-dealer’s customary commissions. Broker-dealers, agents or the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with sales of the registered securities. Any commission, discount or concession received by these broker-dealers or agents and any profit on the sale of the registered securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the registered securities. There is currently no coordinating broker acting in connection with the proposed sale of the registered securities by the selling shareholders.

We have agreed to keep the registration statement of which this prospectus forms a part effective until the date on which all of the registered securities have been sold pursuant to this prospectus. The registered securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the registered securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the registered securities may not simultaneously engage in market making activities with respect to the registered securities for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the registered securities by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will pay all costs, expenses and fees associated with the registration of the registered securities, including without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws. The selling shareholders will pay all underwriting commissions and discounts, selling or placement agent fees or broker fees and commissions, and transfer taxes, if any, associated with the sale of the registered securities. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in sales of the registered securities against specified liabilities, including liabilities arising under the Securities Act. The selling shareholders have agreed to indemnify certain persons against specified liabilities in connection with the offering of the registered securities, including liabilities arising under the Securities Act.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our amended and restated articles of incorporation, our amended and restated bylaws and the Nevada Revised Statues (the “NRS”). This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our amended and restated articles of incorporation and bylaws.

Common Stock

Our authorized capital consists of 750,000,000 shares of common stock, par value $0.001 per share. As of June 24, 2016, an aggregate of 66,769,755 shares of common stock were issued and outstanding.

26

The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

Our authorized capital also consists of 10,000,000 shares of shares of “blank check” preferred stock, par value $0.001, 2,000,000 of which have been designated as Series “A” preferred stock. As of the date hereof, all 2,000,000 shares of the Series “A” preferred stock are issued and outstanding and the remaining 8,000,000 shares of “blank check” preferred stock have yet to be designated or issued.

The “blank check” preferred stock may be issued from time to time in one or more series, and our Board of Directors is authorized to issue such stock in one or more series and to fix from time to time the number of shares to be included in any series and the designations, powers, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, of all shares of such series.

Subject to the rights of the holders of any series of preferred stock pursuant to the terms of any preferred stock designation, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our capital stock entitled to vote generally in the election of directors.

The shares of Series “A” preferred stock carry certain rights and preferences, including that the Series “A” Preferred Stock may be converted into shares of our common stock on a 10 for one (1) basis at any time after 18 months from the date of issuance; that each share of Series “A” preferred stock has voting rights and carries a voting weight equal to 50 shares of common stock; and that in the event of our voluntary or involuntary liquidation, dissolution or winding-up, the Series “A” preferred stock has a priority on liquidation senior to that of our other preferred stock.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. This means that the holders of more than 50% of the outstanding shares, when voting for the election of directors, can elect all of the directors to be elected, if they so choose. In that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

On December 3, 2013, our former sole director approved a stock dividend of 59 authorized but unissued shares of our common stock on each one (1) issued and outstanding share of our common stock. On December 13, 2013, we received approval from the Financial Industry Regulatory Authority (FINRA) to effectuate the stock dividend by way of a forward split, and on December 17, 2013, our shareholders of record on December 16, 2013 received the dividend. As a result of the stock dividend, our issued and outstanding common stock increased from 4,940,000 shares to 296,400,000 shares.

Other than as described above, we have not paid any dividends to our shareholders. The declaration of any future dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

27

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anderson Bradshaw PLLC of Salt Lake City, Utah, our former independent registered public accountant, audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in its audit report. Anderson Bradshaw PLLC has presented its report with respect to our audited financial statements. On September 22, 2015, we dismissed Anderson Bradshaw PLLC as our independent registered public accountant. See “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.”

Heaton & Company, PLLC of Farmington, Utah, our independent registered public accountant, audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in its audit report. Heaton & Company, PLLC has presented its report with respect to our audited financial statements.

Bacchus Law Corporation of 925 West Georgia Street, Suite 1820, Vancouver, British Columbia, Canada V6C 3L2, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

General

As of the date hereof, we have 66,769,755 shares of common stock issued and outstanding.

Market Information

There is a limited public market for our common stock. Our common stock is quoted on the OTC Bulletin Board and OTC Pink marketplace under the symbol “VRMI”. Trading in stocks quoted on such markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC market securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC market securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC market issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board and OTC Pink marketplace on December 6, 2012. The following quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The high and low bid quotations of our common stock for the periods indicated below are as follows:

OTCBB / OTC Pink Marketplace
Quarter Ended	High ($)	Low ($)
February 29, 2016	0.24	0.10
November 30, 2015	0.33	0.122
August 31, 2015	0.69	0.22
May 31, 2015	6.00	0.41
February 28, 2015	2.55	0.31
November 30, 2014	0.31	0.31
August 31, 2014	0.31	0.31
May 31, 2014	0.65	0.30

28

Holders

As of the date hereof, there are four  holders of record of our common stock, one of which is Cede & Co.

Dividends

On December 3, 2013, our former sole director approved a stock dividend of 59 authorized but unissued shares of our common stock on each one (1) issued and outstanding share of our common stock. On December 13, 2013, we received approval from the Financial Industry Regulatory Authority (FINRA) to effectuate the stock dividend by way of a forward split, and on December 17, 2013, our shareholders of record on December 16, 2013 received the dividend. As a result of the stock dividend, our issued and outstanding common stock increased from 4,940,000 shares to 296,400,000 shares.

Other than as described above, we have never paid dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date hereof, we do not have any compensation plans under which our equity securities are authorized for issuance. We intend to adopt an equity compensation plan in which our directors, officers, employees and consultants will be eligible to participate. However, no formal steps have been taken as of the date of this prospectus to adopt such a plan.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws allow the number of directors to be fixed by our Board of Directors. Our Board of Directors has fixed the number of directors at one.

As of the date hereof, the name, age and positions of our sole executive officer and director were as follows:

Name	Age	Position
Gerald B. Hammack	53	Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

Mr. Hammack will serve as our director until our next shareholder meeting or until his successor is elected who accepts the position. Officers hold their positions at the will of the Board of Directors. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

Gerald B. Hammack – Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

Mr. Hammack has been our Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director since December 8, 2014. He has more than 30 years of experience in a variety of technology-related fields, including programming, digital telephony, database management as well as substantial expertise in the setup and management of complex data processing systems. From 2008 to the present, he has acted as the Managing Director of Wizard Technical Services, a boutique firm located in Cushing, Texas, focused on the development of customized technology solutions for a diverse client base, including the development and management of a cloud-based Internet telephony solution for a niche telephony service provider as well as offsite management and oversight of legacy hardware and software systems.

29

Prior to 2008, Mr. Hammack served as the Director of Technical Services for the Orleans Parish Criminal Sheriff’s Office (OPCSO) in New Orleans, Louisiana. While holding the rank of Captain, Mr. Hammack’s experience and dedication were instrumental in restarting OPCSO’s operations after the devastation of Hurricane Katrina.

Mr. Hammack has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

Significant Employees

Other than Mr. Hammack, Mr. Foster, the sole officer and director of Vertitek, and James Stafford, our joint venture partner in AeroLift, we do not expect any other individuals to make a significant contribution to our business at this time.

Family Relationships

There are no family relationships among our sole director, sole executive officer or persons nominated or chosen by us to become directors or executive officers.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past 10 years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

●	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any law or regulation prohibiting mail or wire fraud or fraud in connection with any business activity;

●	being the subject of, or a party to, any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies; or

●	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any stock, commodities or derivatives exchange or other self-regulatory organization.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

30

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, because we have not yet finalized the content of such a code. Companies whose equity securities are listed for trading on the OTC Bulletin Board and OTC Pink marketplace are not currently required to implement a code of ethics.

Audit Committee

On September 30, 2013, we established an audit committee and appointed our former sole executive officer and director as the sole member of the committee. He has since been replaced by our current sole executive officer and director, Gerald B. Hammack. Mr. Hammack is not an independent member of the committee pursuant to NASDAQ Listing Rule 5605(a)(2) since he is our sole executive officer. The Board of Directors adopted a charter for the audit committee on September 30, 2013, a copy of which was included as Exhibit 99.1 to our annual report for the fiscal year ended November 30, 2013, filed with the SEC on March 14, 2014.

The audit committee is responsible for reviewing both our interim and annual financial statements. For the purposes of performing their duties, the members of the audit committee have the right, at all times, to inspect all our books and financial records and discuss with management and our auditors any accounts, records and matters relating to our financial statements. The audit committee is required to meet periodically with management and annually with our auditors.

Our Board of Directors has determined that we do not presently need an audit committee financial expert on our Board of Directors carrying out the duties of the audit committee. Our Board of Directors has determined that the cost of hiring a financial expert to act as one of our directors and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having a financial expert on the Board.

We do not have any independent directors and have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following sets forth information with respect to the compensation awarded or paid to our current and former sole officers and directors for all services rendered in all capacities to us. We do not have any other executive officers and no other individual received total compensation from us in excess of $100,000 during those years. Pursuant to Item 402(a)(5) of Regulation S-K, we have omitted certain columns from the table since there was no compensation awarded to, earned by or paid to these individuals required to be reported in such columns in either year.

Name and Principal Position	Year Ended November 30,	Salary ($)	Total ($)
Gerald B. Hammack,	2015	47,000	47,000
Chief Executive Officer (1)	2014	N/A	N/A
Timothy Franklin,	2015	5,000	5,000
former Chief Executive Officer (2)	2014	20,000	20,000
Khurram Shroff,	2015	N/A	N/A
former Chief Executive Officer (3)	2014	-	-

(1)	Gerald B. Hammack has been our Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director since December 8, 2014.

(2)	Timothy Franklin was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from April 16, 2014 until December 8, 2014.

(3)	Khurram Shroff was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from September 30, 2013 until April 16, 2014.

31

Outstanding Equity Awards at Fiscal Year-End

As of November 30, 2015, we did not have any outstanding equity awards.

Benefit Plans

We do not have any pension plan, profit sharing plan or similar plan for the benefit of our officers, directors or employees. However, we may establish such plans in the future.

Director Compensation

We do not pay our directors any fees for attendance at Board meetings or similar remuneration or reimburse them for any out-of-pocket expenses incurred by them in connection with our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of June 24, 2016 for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each of our officers and directors and (iii) our officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power, or over which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our officers and directors is exercised solely by the beneficial owner thereof.

For the purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person has the right to acquire within 60 days. For the purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common Stock	Gerald B. Hammack (3)	212,765	(4)
Common Stock	Timothy Franklin (5)	-	-
Common Stock	Khurram Shroff (6)	-	-
All Officers and Directors as a Group		212,765	(4)
Preferred Stock	Fen Holdings & Investments Ltd. (7) 10 route de l’Aeroport Geneva, Switzerland CH-1215	2,000,000	100

(1)	We are unaware of any shareholder who directly, or indirectly, controls or is the beneficial owner of more than 5% of our common stock.

(2)	Based on 66,769,755 shares of our common stock and 2,000,000 shares of our Series “A” preferred stock issued and outstanding as of June 24, 2016.

32

(3)	Gerald B. Hammack has been our Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director since December 8, 2014.

(4)	Less than 1%.

(5)	Timothy Franklin was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from April 16, 2014 until December 8, 2014. To our knowledge, Mr. Franklin is not a current shareholder or beneficial owner of any shares of our stock.

(6)	Khurram Shroff was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from September 30, 2013 until April 16, 2014. To our knowledge, Mr. Shroff is not a current shareholder or beneficial owner of any shares of our stock.

(7)	Juergen Krause exercises sole voting and investment power over the securities held by Fen Holdings & Investments Ltd.

Changes in Control

As of the date hereof, we are not aware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 16, 2014, Fen, a company incorporated in the British Virgin Islands and our majority stockholder, acquired an aggregate of 237,360,000 shares, or approximately 80.1% of our then issued and outstanding common stock from Khurram Shroff, our former sole officer and director, for the aggregate purchase price of $150,011.52. The acquisition of the shares by Fen was governed by the terms of a stock purchase agreement between Fen and Mr. Shroff dated April 8, 2014. On January 16, 2015, Fen agreed to cancel those shares in exchange for the issuance of 2,000,000 shares of our Series “A” preferred stock.

On January 20, 2015, we entered into the LOI with Vertitek to acquire 100% of the capital stock of that company in exchange for the issuance of shares of our common stock to the principal shareholder of Vertitek, contingent upon certain due diligence requirements. On January 27, 2015, we entered into a share exchange agreement with Vertitek and the sole shareholder of Vertitek, Masamos, on substantially the same terms as the LOI. On March 31, 2015, the closing of the share exchange agreement occurred and we issued 1,000,000 shares of our common stock to Masamos in exchange for 100% of the issued and outstanding shares of Vertitek. As a result, Vertitek became our wholly owned subsidiary.

On July 15, 2015, we entered into an asset purchase agreement with our sole officer and director, Gerald B. Hammack, pursuant to which we acquired all of the right, title and interest in and to certain intellectual property related to the AIMD platform in consideration for the issuance of $100,000 worth of common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. As a result, Mr. Hammack received an aggregate of 212,765 shares of our common stock. The entire $100,000 of intellectual property was impaired and written-off as of November 30, 2015.

During the year ended November 30, 2015, we paid management fees of $5,000 (2014 – $Nil) to Timothy Franklin our former sole officer and director, and $47,000 (2014 – $Nil) to Mr. Hammack, and converted $33,927 (2014 – $Nil) in debt previously owed to Mr. Shroff, resulting in a loss on the settlement of debt in the amount of $919,422. Mr. Shroff assigned the debt to Dome Capital LLC prior to its conversion.

During the year ended November 30, 2015, we had $10,781 (2014 – $Nil) in debt forgiven by Fen, our majority stockholder.

33

As of November 30, 2015, we were obligated to Mr. Shroff for non-interest bearing, unsecured and with no fixed terms of repayment loans with a balance of $Nil (November 30, 2014 – $19,146). We also owed $Nil to Fen at November 30, 2015 (November 30, 2014 – $25,663).

Other than as described above, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of those persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years.

Promoters

We believe that the following persons may be deemed to be our promoters as such term is defined in Rule 405 under the Securities Act:

●	Khurram Shroff, our former sole officer and director and former majority shareholder, for the period from September 30, 2013, the date he acquired his majority control, until April 16, 2014, the date he sold his majority control to Fen; and

●	Mauro Baessato, our founder, former sole officer and director and former majority shareholder, from our inception, the date he acquired his majority control, until September 30, 2013, the date he sold his majority control to Mr. Shroff.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we currently use the definition in NASDAQ Listing Rule 5605(a)(2) for determining director independence, which provides that an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

34

We have determined that our sole director does not meet this definition of independence due to the fact that he is also our sole executive officer.

We do not currently have a separately designated nominating or compensation committee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we will indemnify our directors and officers to the fullest extent provided by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We plan to file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC’s public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares of common stock offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the registration statement, certain items are contained in exhibits and schedules as permitted by the rules and regulations of the SEC. You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

Island Stock Transfer is our transfer agent. It can be contacted by mail at 15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760 or by phone at (727) 289-0010.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

35

VALMIE RESOURCES, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

February 29, 2016

(Stated in US Dollars)

F-1

Valmie Resources, Inc.

Consolidated Balance Sheets

(Stated in US Dollars)

(Unaudited)

	February 29, 2016	November 30, 2015
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents (Note 4)	$24,858	$22,876
Prepaid expenses	350	350
Total Current Assets	25,208	23,226
Prototype development (at cost)	32,806	32,732
Total Assets	$58,014	$55,958

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	$73,505	$61,195
Promissory note (Note 8)	18,458	17,897
Total Current Liabilities	91,963	79,092
Promissory Notes (Note 8)	176,942	104,737
Total Liabilities	268,905	183,829

STOCKHOLDERS’ DEFICIENCY

Capital stock (Note 5)
Authorized:
10,000,000 preferred shares, $0.001 per share
750,000,000 common shares, $0.001 par value
Issued and outstanding:
2,000,000 preferred shares	2,000	2,000
64,092,035 common shares	64,092	64,092

Additional paid-in capital	13,743,781	13,743,781
Retained deficit	(14,020,764)	(13,937,744)

Total Stockholders’ Deficiency	(210,891)	(127,871)

Total Liabilities and Stockholders’ Equity	$58,014	$55,958

The accompanying notes are an integral part of these consolidated financial statements

F-2

Valmie Resources, Inc.

Consolidated Statements of Operations

(Stated in US Dollars)

(Unaudited)

	Three Months Ended February 29, 2016	Three Months Ended February 28, 2015

Revenue	$-	$-

Operating Expenses
General and administrative	11,160	7,003
Management fee (Note 7)	15,000	11,000
Professional fees	50,349	110,060
Transfer agent fees	1,100	446

Loss from Operations	77,609	128,509

Other expenses
Interest	5,411	6,811
	5,411	6,811

Net Loss	$83,020	$135,320

Basic and Diluted Loss per Common Share	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	64,092,035	182,992,667

The accompanying notes are an integral part of these consolidated financial statements

F-3

Valmie Resources, Inc.

Consolidated Statements of Cash Flows

(Stated in US Dollars)

(Unaudited)

	Three Months Ended February 29, 2016	Three Months Ended February 28, 2015

Cash Flows from Operating Activities
Net loss	$(83,020)	$(135,320)

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	12,310	(52,929)
Prepaid expenses	-	(350)
Interest accrual	5,266	6,811
Net cash used in operations	(65,444)	(181,788)

Cash Flows from Investing Activities
Advances to Vertitek Inc. (Note 3)	-	(25,500)
Increase in prototype development	(74)	-
Net cash used in investing activities	(74)	(25,500)

Cash Flows from Financing Activities
Proceeds from promissory notes	67,500	200,000
Net cash provided by financing activities	67,500	102,323

Change in cash and cash equivalents	1,982	(7,288)

Cash and cash equivalents - beginning of period	22,876	12,565

Cash and cash equivalents - end of period	$24,858	5,277

Supplementary Disclosure of Non-Cash Investing & Financing Activity
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-4

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

(Unaudited)

1. Organization

Valmie Resources Inc. (the “Company”) was incorporated on August 26, 2011, in the State of Nevada, U.S.A. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”), and the Company’s fiscal year end is November 30.

In early December 2014, the Company changed its business focus from mining to pursuing opportunities for the commercialization of leading edge products and services in the rapidly expanding technology industry.

On March, 31, 2015, the Company acquired 100% interest in Vertitek Inc., a Wyoming corporation (“Vertitek”).

Vertitek was established to provide unmanned vehicle software, hardware and cloud services for a wide range of commercial applications around the globe. Vertitek is in the process of developing the V-1 DroneSM, a cutting edge multi-rotor UAV designed specifically to meet the requirements of a growing commercial user base.

2. Basis of Presentation

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”). They do not include all information and footnotes required by US GAAP for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended November 30, 2015, included in the Company’s Form 10-K filed with the SEC. The unaudited interim consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-Q. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended February 29, 2016, are not necessarily indicative of the results that may be expected for the year ending November 30, 2016.

F-5

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

(Unaudited)

3. Acquisition of Vertitek Inc.

On March 31, 2015, the Company issued 1,000,000 shares of common stock in exchange for 100% of the issued and outstanding shares of Vertitek. Vertitek was previously named Landstar Leasing, Inc. (“Landstar”) and was incorporated pursuant to the Wyoming Business Corporation Act on February 19, 2014. On November 19, 2014, Landstar changed its name to Vertitek Inc. As a result of the acquisition, Vertitek became a wholly owned subsidiary of the Company.

In December 2014, the Company changed its business focus from mining to opportunities in the technology industry. The acquisition of Vertitek enables the Company to pursue its new business focus as Vertitek has focused on the development of unmanned vehicle software, hardware and cloud services for a wide range of commercial applications around the globe. Vertitek is in the process of developing the V-1 DroneSM, a cutting edge multi-rotor unmanned aerial vehicle (“UAV”) designed specifically to meet the requirements of a growing commercial user base.

The acquisition was accounted for as an asset acquisition in accordance with US GAAP as Vertitek did not meet the definition of a business. Vertitek did not consist of sufficient processes (systems, standards, protocols, conventions or rules) that would be able to be applied to those inputs and have the ability to create outputs as required by Accounting Standards Codification 805.

In exchange for common stock of $2,770,000, the Company acquired $18,355 of financial assets, $2,777,145 of intangible assets related to intellectual property and $25,500 of financial liabilities. The total value of the intangible assets related to intellectual property ($2,777,145) was impaired and written-off as of November 30, 2015.

4. Cash and Cash Eequivalents

	February 29, 2016	November 30, 2015

Cash on deposit	$24,858	$22,876
	$24,858	$22,876

5. Capital Stock

Authorized Stock

At inception, the Company authorized 100,000,000 shares of common stock with a par value of $0.001 per share. Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 3, 2013, the holders of a majority of the Company’s issued and outstanding common stock approved an increase in its authorized capital from 100,000,000 shares of common stock, par value $0.001, to 750,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”). The Company formally effected the Authorized Capital Increase on December 4, 2013 by filing a Certificate of Amendment with the Nevada Secretary of State.

On December 3, 2013, the Company’s sole director approved a stock dividend of 59 authorized but unissued shares of its common stock on each one (1) issued and outstanding share of its common stock held by shareholders of record as of December 16, 2013. The payment date for the stock dividend was December 17, 2013, as determined by the Financial Industry Regulatory Authority (FINRA). Upon the payment of the stock dividend, the Company had 296,400,000 issued and outstanding shares of common stock, which represents an increase of 291,460,000 shares over its prior total of 4,940,000 issued and outstanding shares of common stock. The split is reflected retrospectively in the consolidated financial statements.

F-6

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

(Unaudited)

5. Capital Stock (continued)

On December 10, 2014, the holders of a majority of the Company’s issued and outstanding common stock approved a set of amended and restated articles of incorporation that, among other things, increased the Company’s authorized capital to 760,000,000 shares, consisting of 750,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001.

On December 11, 2014, the Company’s sole director approved the designation of 2,000,000 shares of the Company’s authorized but unissued “blank check” preferred stock, par value $0.001, as Series “A” preferred stock. The shares of Series “A” preferred stock carry certain rights and preferences and may be converted into shares of the Company’s common stock on a 10 for one (1) basis at any time after 18 months from the date of issuance, and that each share of Series “A” preferred stock has voting rights and carries a voting weight equal to 50 shares of common stock.

The preferred stock ranks senior to (a) any other series of preferred stock of the Company currently existing or hereafter created (b) the common stock of the Company, now existing or hereafter issued and (c) any other class of securities of the Company, in each case with respect to dividend distributions and distributions of assets upon the liquidation, dissolution or winding up of the Company whether voluntary or involuntary.

The Company formally effected the designation by filing a Certificate of Designation with the Nevada Secretary of State on January 15, 2015.

Share Issuances

On January 16, 2015, the owner of an aggregate of 237,360,000 shares of the Company’s common stock agreed to cancel those shares in exchange for the issuance of the 2,000,000 shares of Series “A” preferred stock. As a result, the number of issued and outstanding shares of the Company’s common stock decreased from 296,400,000 to 59,040,000.

On April 6, 2015, the Company issued 3,500,000 shares of common stock at a deemed price of $0.10 per share in settlement of promissory notes totaling $350,000, including $300,000 in proceeds received during the fiscal year. The stock was valued at the $2.81 trading price per share, resulting in a loss on the settlement of debt in the amount of $9,485,000.

On April 6, 2015, the Company issued 339,270 shares of common stock at a deemed price of $0.10 per share in settlement of related party loans totaling $33,927. The stock was valued at the $2.81 trading price per share, resulting in a loss on the settlement of debt in the amount of $919,422.

On April 6, 2015, the Company issued 1,000,000 shares of common stock at a price of $2.77 per share for the acquisition of Vertitek. The stock was valued at $2.77 per share on the effective date of the acquisition of Vertitek, March 31, 2015.

On July 21, 2015, the Company issued 212,765 shares of common stock at a deemed price of $0.47 per share for the purchase of all of the rights, title and interest in and to certain intellectual property from the Company’s President.

As of February 29, 2016, the Company had 64,092,035 issued and outstanding shares of common stock and 2,000,000 issued and outstanding shares of Series “A” preferred stock.

At February 29, 2016, the Company had no issued or outstanding stock options or warrants.

F-7

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

(Unaudited)

6. Mineral Property Costs

Lander County, Nevada Claims

On September 30, 2011, the Company entered into an option agreement that would provide for the purchase of a 100% interest in the Carico Lake Valley Property (the “Property”). The Property is located in the State of Nevada.

To complete the option, the agreement requires the Company to make the following payments and incur the following amounts on exploration and development:

a)	$15,000 cash on September 30, 2011 (paid);

b)	an additional $30,000 cash on September 30, 2013 (not paid);

c)	an additional $60,000 cash on September 30, 2013 (not paid);

d)	an additional $120,000 cash on September 30, 2014 (not paid) and

e)	incur a minimum of $125,000 ($12,654 was incurred as of February 29, 2016) on exploration and development work by December 31, 2013 and every subsequent year thereafter, through 2014.

The entity that owns the Property has made the 2014 payments due to the Bureau of Land Management, Nevada (“BLM”) and Lander County. The payments ($6,406) are reflected in accounts payable and accrued liabilities and the annual exploration and development work.

The Company is responsible for any and all property payments due to any government authority on the property during the term of this option agreement (BLM: $3,920 yr., Lander County: $294 yr.).

The entity that owns the Property terminated the option agreement with the Company on July 28, 2014 and the above mentioned reimbursement of $6,406 remains outstanding. The Company has no further rights to the Property.

F-8

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

(Unaudited)

7. Related Party Transactions

On July 15, 2015, the Company entered into an asset purchase agreement with its current President pursuant to which the Company acquired all of the right, title and interest in and to certain intellectual property from the President in consideration for the issuance of $100,000 worth of common stock on that date at a deemed price of $0.47 per share. As a result, the Company issued 212,765 shares of common stock to the President. The entire $100,000 of intellectual property was impaired and written-off as of November 30, 2015.

During the period ended February 29, 2016, the Company paid management fees of $15,000 (2015 – $6,000) to its current President and $Nil (2015 – $5,000) to a former director, and converted $Nil (2015 – $33,927) in debt owed to a former director into common stock resulting in a loss on the settlement of debt in the amount of $Nil (2015 – $919,422). The Company had $Nil (2015 – $10,782) in debt forgiven by its majority shareholder.

8. Promissory Notes

On August 18, 2014, the Company entered into a promissory note agreement with Investor A for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on August 18, 2016. On April 6, 2015, the promissory note was settled through the issuance of 500,000 shares of common stock. The Company recognized a loss of $1,355,000 in connection with the debt settlement.

On October 7, 2014, the Company entered into a promissory note agreement with Investor A for an aggregate amount of $25,000 plus simple interest at an annual interest rate of 15%, repayable on October 7, 2016. On April 6, 2015, the promissory note was settled through the issuance of 250,000 shares of common stock. The Company recognized a loss of $677,500 in connection with the debt settlement.

On October 22, 2014, the Company entered into a promissory note agreement with Investor B for an aggregate amount of $15,000 plus simple interest at an annual interest rate of 15%, repayable on October 22, 2016. As of February 29, 2016, $15,000 was received and interest accrued of $3,458 ($2,897 as at November 30, 2015).

On November 23, 2014, the Company entered into a promissory note agreement with Investor C for an aggregate amount of $75,000 plus simple interest at an annual interest rate of 15%, repayable on November 23, 2016. On April 6, 2015, the promissory note was settled through the issuance of 750,000 shares of common stock. The Company recognized a loss of $2,032,500 in connection with the debt settlement.

On December 29, 2014, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $75,000 plus simple interest at an annual interest rate of 15%, repayable on December 29, 2016. On April 6, 2015, the promissory note was settled through the issuance of 750,000 shares of common stock. The Company recognized a loss of $2,032,500 for the debt settlement.

On January 26, 2015, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on January 26, 2017. On April 6, 2015, the promissory note was settled through the issuance of 500,000 shares of common stock. The Company recognized a loss of $1,355,000 in connection with the debt settlement.

F-9

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

(Unaudited)

8. Promissory Notes (continued)

On February 27, 2015, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $25,000 plus simple interest at an annual interest rate of 15%, repayable on February 27, 2017. On April 6, 2015, the promissory note was settled through the issuance of 250,000 shares of common stock. The Company recognized a loss of $677,500 in connection with the debt settlement.

On March 20, 2015, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on March 20, 2017. On April 6, 2015, the promissory note was settled through the issuance of 500,000 shares of common stock. The Company recognized a loss of $1,355,000 in connection with the debt settlement.

During the period ended February 29, 2016, the Company entered into multiple promissory note agreements with Investor D for an aggregate amount of $67,500 ($102,500 in aggregate during the year ended November 30, 2015). The promissory notes mature two years from the date of the inception of the notes and bear simple interest at an annual interest rate of 15%. The notes are secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or hereafter acquired, and all proceeds thereof.

The following are the notes outstanding as at February 29, 2016:

	Principal	Accrued Interest
Note 1 on October 22, 2014 Due October 22, 2016	$15,000	$3,458
Note 2 on July 30, 2015 Due July 30, 2017	$20,000	$1,759
Note 3 on September 2, 2015 Due September 2, 2017	$7,500	$555
Note 4 on October 2, 2015 Due October 2, 2017	$10,000	$616
Note 5 on October 21, 2015 Due October 21, 2017	$15,000	$808
Note 6 on October 29, 2015 Due October 29, 2017	$25,000	$1,264
Note 7 on November 17, 2015 Due November 17, 2017	$25,000	$1,068
Note 8 on January 4, 2016 Due January 4, 2018	$25,000	$575
Note 9 on January 18, 2016 Due January 18, 2018	$10,000	$173
Note 10 on February 2, 2016 Due February 2, 2018	$7,500	$83
Note 11 on February 25, 2016 Due February 25, 2018	$25,000	$41
	$185,000	$10,400

F-10

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

(Unaudited)

9. Provision for Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the consolidated financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from August 26, 2011 (date of inception) through February 29, 2016 of $739,198 will begin to expire in 2031. Accordingly, deferred tax assets of approximately $258,719 were offset by the valuation allowance.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at February 29, 2016 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at February 29, 2016. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended exploration stage activities. The tax years for November 30, 2015, 2014, 2013, 2012 are still open for examination by the Internal Revenue Service (IRS).

10. Going Concern and Liquidity Considerations

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at February 29, 2016, the Company had a working capital deficiency of $66,755 (November 30, 2015 – $55,866) and an accumulated deficit of $14,020,764 (November 30, 2015 – $13,937,744). The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next 12 months.

The ability of the Company to continue in existence is dependent upon, among other things, obtaining additional financing to continue operations and the operations of Vertitek.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

11. Commitments

Pursuant to a Letter of Intent dated July 7, 2015, the Company is obligated to pay one vendor $5,000 for costs incurred to construct a prototype and testing of such prototype. As at February 29, 2016, $3,000 has been paid in relation to this agreement.

12. Subsequent Events

The Company has evaluated subsequent events from February 29, 2016, through the date these financial statements were issued and determined that there are no additional items to disclose.

F-11

VALMIE RESOURCES, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2015

(Stated in US Dollars)

F-12

Heaton & Company, PLLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kristofer Heaton, CPA
William R. Denney, CPA
To The Board of Directors and Stockholders of
Valmie Resources, Inc.

We have audited the accompanying balance sheet of Valmie Resources, Inc. (the Company) as of November 30, 2015, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valmie Resources, Inc. as of November 30, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has negative working capital and has not generated revenues to cover operating expenses. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Heaton & Company, PLLC
Farmington, Utah
March 4, 2016
240 N. East Promontory
Suite 200
Farmington, Utah 84025
(T) 801.218.3523

heatoncpas.com

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Russell E. Anderson, CPA
Russ Bradshaw, CPA	To the Board of Directors and Management
William R. Denney, CPA	Valmie Resources, Inc.
1001 S Dairy Ashford, Suite 100
Houston, TX 77077

We have audited the accompanying balance sheet of Valmie Resources, Inc. as of November 30, 2014, and the related statements of operations, changes in stockholders’ (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valmie Resources, Inc. as of November 30, 2014, and the results of its operations, and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

5296 S. Commerce Dr Suite 300 Salt Lake City, Utah 84107 USA (T) 801.281.4700 (F) 801.281.4701	The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anderson Bradshaw PLLC
Anderson Bradshaw PLLC
Salt Lake City, Utah
March 13, 2015
abcpas.net

F-14

Valmie Resources, Inc.

Consolidated Balance Sheets

(Stated in US Dollars)

	November 30, 2015	November 30, 2014
ASSETS

Current Assets
Cash and cash equivalents (Note 4)	$22,876	$12,565
Prepaid expenses	350	-
Total Current Assets	23,226	12,565
Prototype development (at cost) (Note 2)	32,732	-
Intangible assets (Notes 2 and 3)	-	-
Total Assets	$55,958	$12,565

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	$61,195	$83,250
Due to related party (Note 7)	-	44,809
Promissory note (Note 8)	17,897	-
Total Current Liabilities	79,092	128,059
Promissory Notes (Note 8)	104,737	67,805
Total Liabilities	183,829	195,864

STOCKHOLDERS’ DEFICIENCY

Capital stock (Note 5)
Authorized:
10,000,000 preferred shares, $0.001 per share (Nil – November 30, 2014)
750,000,000 common shares, $0.001 par value (750,000,000 – November 30, 2014)
Issued and outstanding:
2,000,000 preferred shares (Nil – November 30, 2014)	2,000	-
64,092,035 common shares (296,400,000 – November 30, 2014)	64,092	296,400
Additional paid-in capital	13,743,781	(155,657)
Retained deficit	(13,937,744)	(324,042)
Total Stockholders’ Deficiency	(127,871)	(183,299)

Total Liabilities and Stockholders’ Equity (deficiency)	$55,958	$12,565

The accompanying notes are an integral part of these consolidated financial statements

F-15

Valmie Resources, Inc.

Consolidated Statements of Operations

(Stated in US Dollars)

	Year Ended November 30, 2015	Year Ended November 30, 2014

Revenue	$-	$-

Operating Expenses
General and administrative	38,143	5,815
Management fee (Note 7)	52,000	20,000
Professional fees	237,605	136,415
Transfer agent fees	5,578	1,925
Impairment loss	(2,877,144)	-

Loss from Operations	(3,210,470)	(164,155)

Other Income (Expenses)
Interest	1,190	-
Loss on settlement of debt	(10,404,422)	-
	(10,403,232)	-

Net Loss	$(13,613,702)	$(164,155)

Basic and Diluted Loss per Common Share	$(0.15)	$(0.00)

Weighted Average Number of Common Shares Outstanding	90,336,662	296,400,000

The accompanying notes are an integral part of these consolidated financial statements

F-16

Valmie Resources, Inc.

Consolidated Statements of Changes in Stockholders’ Deficiency

(Stated in US Dollars)

	Common Stock		Preferred Stock		Additional
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholders’ Deficiency
Balance – November 30, 2013	296,400,000	296,400	-	-	(155,657)	(159,887)	(19,144)
Loss for the year	-	-	-	-	-	(164,155)	(164,155)
Balance – November 30, 2014	296,400,000	$296,400	-	$-	$(155,657)	$(324,042)	$(183,299)

Exchange of common stock for preferred stock	(237,360,000)	(237,360)	2,000,000	2,000	235,360	-	-
Debt settlement	3,839,270	3,839	-	-	10,784,510	-	10,788,349
Acquisition of subsidiary	1,000,000	1,000	-	-	2,769,000	-	2,770,000
Forgiveness of debt – related party	-	-	-	-	10,781	-	10,781
Acquisition of intangible assets	212,765	213	-	-	99,787	-	100,000
Loss for the year	-	-		-	-	(13,613,702)	(13,613,702)
Balance – November 30, 2015	64,092,035	$64,092	2,000,000	$2,000	$13,743,781	$(13,937,744)	$(127,871)

The accompanying notes are an integral part of these consolidated financial statements

F-17

Valmie Resources, Inc.

Consolidated Statements of Cash Flows

(Stated in US Dollars)

	Year Ended November 30, 2015	Year Ended November 30, 2014

Cash Flows from Operating Activities
Net loss for the year	$(13,613,702)	(164,155)
Adjustments to reconcile net loss to cash used in operating activities:
Loss on settlement of debt by issuing common stock (Note 8)	10,404,422	-
Impairment loss	2,877,144	-
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(22,055)	66,592
Prepaid expenses	(350)	5,000
Interest accrual	(549)	2,805
Net cash used in operations	(355,090)	(89,758)

Cash Flows from Investing Activities
Advances to Vertitek Inc. (Note 3)	(25,500)
Cash acquired on the acquisition of Vertitek Inc.	6,133	-
Increase in prototype development	(32,732)	-
Net cash used in investing activities	(52,099)	-

Cash Flows from Financing Activities
Proceeds from related party payable	-	37,323
Proceeds from promissory notes	417,500	65,000
Net cash provided by financing activities	417,500	102,323

Change in cash and cash equivalents	10,311	12,565

Cash and cash equivalents - beginning of year	12,565	-

Cash and cash equivalents - end of year	$22,876	12,565

Supplementary Disclosure of Non-Cash Investing & Financing Activity
Issuance of common stock for intangible assets	$2,870,000	$-
Issuance of common stock to settle debt	$383,927	$-

The accompanying notes are an integral part of these consolidated financial statements

F-18

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

1. Organization

Valmie Resources Inc. (the “Company”) was incorporated on August 26, 2011, in the State of Nevada, U.S.A. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”), and the Company’s fiscal year end is November 30.

In early December 2014, the Company changed its business focus from mining to pursuing opportunities for the commercialization of leading edge products and services in the rapidly expanding technology industry.

On March, 31, 2015, the Company acquired a 100% interest in Vertitek Inc., a Wyoming corporation (“Vertitek”).

Vertitek was established to provide unmanned vehicle software, hardware and cloud services for a wide range of commercial applications around the globe. Vertitek is in the process of developing the V-1 DroneSM, a cutting edge multi-rotor UAV designed specifically to meet the requirements of a growing commercial user base.

2. Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the consolidated financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with original maturities of less than three months, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $22,876 in cash and cash equivalents at November 30, 2015 (November 30, 2014 – $12,565).

Mineral Acquisition and Exploration Costs

The Company has been in the exploration stage since its formation on August 26, 2011 and has not yet realized any revenue from its operations. During the year ended November 30, 2015, the Company changed its business focus from mining to opportunities in the technology industry. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

F-19

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

2. Significant Accounting Policies – Continued

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Net Income or (Loss) per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings Per Share” (“EPS”), which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the consolidated financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

Foreign Currency Translations

The Company’s functional and reporting currency is the US dollar. All transactions initiated in other currencies are translated into US dollars using the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the US dollar at the rate of exchange in effect at the balance sheet date. Unrealized exchange gains and losses arising from such transactions are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gain or losses were recorded as at November 30, 2015 and 2014.

Comprehensive Income (Loss)

FASC Topic No. 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. As at November 30, 2015 and 2014, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss as at November 30, 2015 and 2014.

Risks and Uncertainties

The Company’s operations in the technology industry are subject to significant risks and uncertainties including financial, operational, technological, and other risks associated with operating a technology development business.

Capitalized Prototype Development Costs

Prototype development costs are costs associated with the development of software and hardware related to advance drone fleet technology and are stated at historical cost. Prototype development costs consist of salaries and costs of raw material in development. Until the prototype is substantially completed and ready for its intended use, no depreciation expenses will be incurred. The Company currently has no depreciation policy with respect to prototype development costs.

F-20

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

2. Significant Accounting Policies – Continued

Intangible Assets

Intangible assets with indefinite lives are not amortized, but are reviewed for impairment at least annually or whenever events or circumstances indicate the carrying value of the asset may not be recoverable.

Through the acquisition of Vertitek (see Note 3), the Company acquired the V-1 DroneSM and other technologies that constitute the definition of indefinite-lived intangible assets. The Company performs annual impairment tests of the intangible assets during the fourth quarter of each fiscal year and assesses qualitative factors to determine the likelihood of impairment. The Company’s qualitative analysis includes, but is not limited to, assessing the changes in macroeconomic conditions, regulatory environment, industry and market conditions, financial performance versus budget and any other events or circumstances specific to the technologies. If it is more likely than not that the fair value of the technologies is greater than the carrying value, no further testing is required. Otherwise, the Company will apply the quantitative impairment test method.

The key assumptions used in estimating the recoverable amounts of the technologies include:

i) the market penetration leading to revenue growth;

ii) the profit margin;

iii) the duration and profile of the build-up period;

iv) the estimated start-up costs and losses incurred during the build-up period; and

v) the discount rate.

Fair value less costs of disposal is the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. In order to determine the fair value less costs of disposal, the Company uses either a market or income approach. Under a market approach, the Company measures what an independent third party would pay to purchase the technologies by looking to actual market transactions for similar assets. Under an income approach, the fair value is determined to be the sum of the projected discounted cash flows over a discrete period of time in addition to the terminal value.

The value in use amount is the present value of the future cash flows expected to be derived from the asset. The determination of this amount includes projections of cash inflows from the continuing use of the asset and cash outflows that are required to generate the associated cash inflows. These cash inflows are discounted at an appropriate discount rate.

The Company determined that the value associated with the technologies under the market approach was indeterminable. Given that the Company has no tentative plans to use the acquired technologies and does not expect any sales or cash inflows associated with the technologies, the entire value of the technologies has been fully impaired as at November 30, 2015.

F-21

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

2. Significant Accounting Policies – Continued

Recent Accounting Pronouncements

Recent accounting pronouncements that are listed below did not, and are not currently expected to, have a material effect on the Company’s consolidated financial statements, but will be implemented in the Company’s future financial reporting when applicable.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02—Leases. The FASB amended lease accounting requirements to begin recording assets and liabilities arising from leases on the balance sheet. The new guidance will also require significant additional disclosures about the amount, timing and uncertainty of cash flows from leases. This new guidance will be effective for the Company beginning on December 1, 2020 using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. Currently, the Company’s operations do not include significant leases. The Company is evaluating the potential future impact ASU 2016-02 will have on its consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01—Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 modifies how entities measure equity investments and present changes in the fair value of financial liabilities. Under the new guidance, entities will have to measure equity investments that do not result in consolidation and are not accounted under the equity method at fair value and recognize any changes in fair value in net income unless the investments qualify for the new practicality exception. A practicality exception will apply to those equity investments that do not have a readily determinable fair value and do not qualify for the practical expedient to estimate fair value, and as such these investments may be measured at cost. Given that the Company currently does not hold any equity investments, it does not expect the impact of ASU 2016-01 on its consolidated financial statements to be significant.

In November 2015, the FASB issued ASU 2015-17—Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes. ASU 2015-17 requires that deferred tax assets and liabilities be classified as noncurrent assets or noncurrent liabilities. At this time, the Company has not incurred or generated a significant amount of deferred tax assets or liabilities to be recognized on the financial statements (see Note 9). The Company does not expect the impact of ASU 2015-17 on its consolidated financial statements to be significant.

In September 2015, the FASB issued ASU 2015-16—Simplifying the Accounting for Measurement-Period Adjustments, which eliminates the requirement for an acquirer in a business combination to account for measurement-period adjustments retrospectively. Instead, acquirers must recognize measurement-period adjustments during the period in which they determine the amounts, including the effect on earnings of any amounts they would have recorded in previous periods if the accounting had been completed at the acquisition date. ASU 2015-16 will be effective beginning on January 1, 2016. The Company does not expect the impact of ASU 2015-16 on its consolidated financial statements to be significant.

F-22

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

3. Acquisition of Vertitek Inc.

On March 31, 2015, the Company issued 1,000,000 shares of common stock in exchange for 100% of the issued and outstanding shares of Vertitek. Vertitek was previously named Landstar Leasing, Inc. (“Landstar”) and was incorporated pursuant to the Wyoming Business Corporation Act on February 19, 2014. On November 19, 2014, Landstar changed its name to Vertitek Inc. As a result of the acquisition, Vertitek became a wholly owned subsidiary of the Company.

In December 2014, the Company changed its business focus from mining to opportunities in the technology industry. The acquisition of Vertitek enables the Company to pursue its new business focus as Vertitek has focused on the development of unmanned vehicle software, hardware and cloud services for a wide range of commercial applications around the globe. Vertitek is in the process of developing the V-1 DroneSM, a cutting edge multi-rotor unmanned aerial vehicle (“UAV”) designed specifically to meet the requirements of a growing commercial user base.

The acquisition was accounted for as an asset acquisition in accordance with US GAAP as Vertitek did not meet the definition of a business .Vertitek did not consist of sufficient processes (systems, standards, protocols, conventions or rules) that would be able to be applied to those inputs and have the ability to create outputs as required by Accounting Standards Codification 805.

In exchange for common stock of $2,770,000, the Company acquired $18,355 of financial assets, $2,777,145 of intangible assets related to intellectual property and $25,500 of financial liabilities. The total value of the intangible assets related to intellectual property ($2,777,145) was impaired and written-off as of November 30, 2015.

4. Cash and Cash Equivalents

	November 30, 2015	November 30, 2014

Cash on deposit	$22,876	$3,027
Funds held in trust	-	9,538
	$22,876	$12,565

5. Capital Stock

Authorized Stock

At inception, the Company authorized 100,000,000 shares of common stock with a par value of $0.001 per share. Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 3, 2013, the holders of a majority of the Company’s issued and outstanding common stock approved an increase in its authorized capital from 100,000,000 shares of common stock, par value $0.001, to 750,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”). The Company formally effected the Authorized Capital Increase on December 4, 2013 by filing a Certificate of Amendment with the Nevada Secretary of State.

On December 3, 2013, the Company’s sole director approved a stock dividend of 59 authorized but unissued shares of its common stock on each one (1) issued and outstanding share of its common stock held by shareholders of record as of December 16, 2013. The payment date for the stock dividend was December 17, 2013, as determined by the Financial Industry Regulatory Authority (FINRA). Upon the payment of the stock dividend, the Company had 296,400,000 issued and outstanding shares of common stock, which represents an increase of 291,460,000 shares over its prior total of 4,940,000 issued and outstanding shares of common stock. The split is reflected retrospectively in the consolidated financial statements.

F-23

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

5. Capital Stock – Continued

On December 10, 2014, the holders of a majority of the Company’s issued and outstanding common stock approved a set of amended and restated articles of incorporation that, among other things, increased the Company’s authorized capital to 760,000,000 shares, consisting of 750,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001.

On December 11, 2014, the Company’s sole director approved the designation of 2,000,000 shares of the Company’s authorized but unissued “blank check” preferred stock, par value $0.001, as Series “A” preferred stock. The shares of Series “A” preferred stock carry certain rights and preferences and may be converted into shares of the Company’s common stock on a 10 for one (1) basis at any time after 18 months from the date of issuance, and that each share of Series “A” preferred stock has voting rights and carries a voting weight equal to 50 shares of common stock.

The preferred stock ranks senior to (a) any other series of preferred stock of the Company currently existing or hereafter created (b) the common stock of the Company, now existing or hereafter issued and (c) any other class of securities of the Company, in each case with respect to dividend distributions and distributions of assets upon the liquidation, dissolution or winding up of the Company whether voluntary or involuntary.

The Company formally effected the designation by filing a Certificate of Designation with the Nevada Secretary of State on January 15, 2015.

Share Issuances

On January 16, 2015, the owner of an aggregate of 237,360,000 shares of the Company’s common stock agreed to cancel those shares in exchange for the issuance of the 2,000,000 shares of Series “A” preferred stock. As a result, the number of issued and outstanding shares of the Company’s common stock decreased from 296,400,000 to 59,040,000.

On April 6, 2015, the Company issued 3,500,000 shares of common stock at a deemed price of $0.10 per share in settlement of promissory notes totaling $350,000, including $300,000 in proceeds received during the fiscal year. The stock was valued at the $2.81 trading price per share, resulting in a loss on the settlement of debt in the amount of $9,485,000.

On April 6, 2015, the Company issued 339,270 shares of common stock at a deemed price of $0.10 per share in settlement of related party loans totaling $33,927. The stock was valued at the $2.81 trading price per share, resulting in a loss on the settlement of debt in the amount of $919,422.

On April 6, 2015, the Company issued 1,000,000 shares of common stock at a price of $2.77 per share for the acquisition of Vertitek. The stock was valued at $2.77 per share on the effective date of the acquisition of Vertitek, March 31, 2015.

On July 21, 2015, the Company issued 212,765 shares of common stock at a deemed price of $0.47 per share for the purchase of all of the rights, title and interest in and to certain intellectual property from the Company’s President.

As of November 30, 2015, the Company had 64,092,035 issued and outstanding shares of common stock and 2,000,000 issued and outstanding shares of Series “A” preferred stock.

At November 30, 2015, the Company had no issued or outstanding stock options or warrants.

F-24

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

6. Mineral Property Costs

Lander County, Nevada Claims

On September 30, 2011, the Company entered into an option agreement that would provide for the purchase of a 100% interest in the Carico Lake Valley Property (the “Property”). The Property is located in the State of Nevada.

To complete the option, the agreement requires the Company to make the following payments and incur the following amounts on exploration and development:

a)	$15,000 cash on September 30, 2011 (paid);

b)	an additional $30,000 cash on September 30, 2013 (not paid);

c)	an additional $60,000 cash on September 30, 2013 (not paid);

d)	an additional $120,000 cash on September 30, 2014 (not paid) and

e)	incur a minimum of $125,000 ($12,654 has been incurred as of November 30, 2015) on exploration and development work by December 31, 2013 and every subsequent year thereafter, through 2014.

The entity that owns the Property has made the 2014 payments due to the Bureau of Land Management, Nevada (“BLM”) and Lander County. The payments ($6,406) are reflected in accounts payable and accrued liabilities and the annual exploration and development work.

The Company is responsible for any and all property payments due to any government authority on the property during the term of this option agreement (BLM: $3,920 yr., Lander County: $294 yr.).

The entity that owns the Property terminated the option agreement with the Company on July 28, 2014 and the above mentioned reimbursement of $6,406 remains outstanding. The Company has no further rights to the Property.

7. Related Party Transactions

On July 15, 2015, the Company entered into an asset purchase agreement with its current President pursuant to which the Company acquired all of the right, title and interest in and to certain intellectual property from the President in consideration for the issuance of $100,000 worth of common stock on that date at a deemed price of $0.47 per share. As a result, the Company issued 212,765 shares of common stock to the President. The entire $100,000 of intellectual property was impaired and written-off as of November 30, 2015.

During the year ended November 30, 2015, the Company paid management fees of $5,000 (2014 – $10,000) to a former director and $47,000 (2014 – $Nil) to its current President, and converted $33,927 (2014 – $Nil) in debt owed to a former director into common stock resulting in a loss on the settlement of debt in the amount of $919,422. The Company had $10,781 (2014 – $Nil) in debt forgiven by its majority shareholder.

As of November 30, 2015, the Company was obligated to a former director for non-interest bearing, unsecured and with no fixed terms of repayment loans with a balance of $Nil (November 30, 2014 – $19,146). The Company also owed $Nil to its majority shareholder at November 30, 2015 (November 30, 2014 – $25,663).

F-25

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

8. Promissory Notes

On August 18, 2014, the Company entered into a promissory note agreement with Investor A for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on August 18, 2016. On April 6, 2015, the promissory note was settled through the issuance of 500,000 shares of common stock. The Company recognized a loss of $1,355,000 in connection with the debt settlement.

On October 7, 2014, the Company entered into a promissory note agreement with Investor A for an aggregate amount of $25,000 plus simple interest at an annual interest rate of 15%, repayable on October 7, 2016. On April 6, 2015, the promissory note was settled through the issuance of 250,000 shares of common stock. The Company recognized a loss of $677,500 in connection with the debt settlement.

On October 22, 2014, the Company entered into a promissory note agreement with Investor B for an aggregate amount of $15,000 plus simple interest at an annual interest rate of 15%, repayable on October 22, 2016. As of November 30, 2015, $15,000 was received and interest accrued of $2,897 ($647 as at November 30, 2014).

On November 23, 2014, the Company entered into a promissory note agreement with Investor C for an aggregate amount of $75,000 plus simple interest at an annual interest rate of 15%, repayable on November 23, 2016. On April 6, 2015, the promissory note was settled through the issuance of 750,000 shares of common stock. The Company recognized a loss of $2,032,500 in connection with the debt settlement.

On December 29, 2014, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $75,000 plus simple interest at an annual interest rate of 15%, repayable on December 29, 2016. On April 6, 2015, the promissory note was settled through the issuance of 750,000 shares of common stock. The Company recognized a loss of $2,032,500 for the debt settlement.

On January 26, 2015, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on January 26, 2017. On April 6, 2015, the promissory note was settled through the issuance of 500,000 shares of common stock. The Company recognized a loss of $1,355,000 in connection with the debt settlement.

On February 27, 2015, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $25,000 plus simple interest at an annual interest rate of 15%, repayable on February 27, 2017. On April 6, 2015, the promissory note was settled through the issuance of 250,000 shares of common stock. The Company recognized a loss of $677,500 in connection with the debt settlement.

On March 20, 2015, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on March 20, 2017. On April 6, 2015, the promissory note was settled through the issuance of 500,000 shares of common stock. The Company recognized a loss of $1,355,000 in connection with the debt settlement.

F-26

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

8. Promissory Notes – Continued

During the year ended November 30, 2015, the Company entered into multiple promissory note agreements with an Investor D for an aggregate amount of $102,500. The promissory notes mature two years from the date of the inception of the notes and bear simple interest at an annual interest rate of 15%. The notes are secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or hereafter acquired, and all proceeds thereof. The following are the notes outstanding as at November 30, 2015:

	Principal	Accrued Interest
Note 1 on October 22, 2014 Due October 22, 2016	$15,000	$2,897
Note 2 on July 30, 2015 Due July 30, 2017	$20,000	$1,011
Note 3 on September 2, 2015 Due September 2, 2017	$7,500	$274
Note 4 on October 2, 2015 Due October 2, 2017	$10,000	$242
Note 5 on October 21, 2015 Due October 21, 2017	$15,000	$247
Note 6 on October 29, 2015 Due October 29, 2017	$25,000	$329
Note 7 on November 17, 2015 Due November 17, 2017	$25,000	$134
	$117,500	$5,134

9. Provision for Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the consolidated financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from August 26, 2011 (date of inception) through November 30, 2015 of $656,178 will begin to expire in 2031. Accordingly, deferred tax assets of approximately $229,662 were offset by the valuation allowance.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at November 30, 2015 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at November 30, 2015. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended exploration stage activities. The tax years for November 30, 2015, 2014, 2013, 2012 are still open for examination by the Internal Revenue Service (IRS).

F-27

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

(Stated in US Dollars)

9. Provision for Income Taxes – Continued

	2015
	Amount	Tax Effect (35%)

Net operating losses (including interest income)	$332,136	$116,248

Valuation allowance	$(332,136)	(116,248)

Net deferred tax asset (liability)	$-	$-

	2014
	Amount	Tax Effect (35%)

Net operating losses	$164,155	$57,454

Valuation allowance	$(164,155)	(57,454)

Net deferred tax asset (liability)	$-	$-

10. Going Concern and Liquidity Considerations

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at November 30, 2015, the Company had a working capital deficiency of $55,866 (November 30, 2014 – $115,494) and an accumulated deficit of $13,937,744 (November 30, 2014 – $324,042). The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next 12 months.

The ability of the Company to continue in existence is dependent upon, among other things, obtaining additional financing to continue operations and the operations of Vertitek.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

11. Commitments

Pursuant to a Letter of Intent dated July 7, 2015, the Company is obligated to pay one vendor $5,000 for costs incurred to construct a prototype and testing of such prototype. As at November 30, 2015, $3,000 has been paid in relation to this agreement.

12. Subsequent Events

Subsequent to year end, the Company entered into two additional promissory notes with Investor D bearing the same terms. One note was entered into on January 4, 2016 for $25,000 and is due on January 4, 2018. The other note was entered into on January 26, 2016 for $10,000 and is due on January 26, 2018.

F-28

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay for all expenses incurred by this offering, except for fees for underwriter’s counsel. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

SEC registration fee	$346
Printing fees	$1,654	*
Transfer agent fees	$500	*
Accounting fees and expenses	$2,500	*
Legal fees and expenses	$10,000	*
TOTAL	$15,000	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated articles of incorporation provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he/she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

Our amended and restated articles of incorporation also provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of us to procure a judgment in our favor by reason of the fact that he/she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to us unless and only to the extent that the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

We may pay any expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized by our Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by us.

The indemnification described above is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

36

Our amended and restated bylaws provide for indemnification of the directors, officers and employees in most cases for any liability suffered by them or arising out of their activities as our directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when our Board of Directors approves such settlement and reimbursement as being for our best interests. Our bylaws, therefore, limit the liability of directors to the maximum extent permitted by Section 78.751 of the NRS.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in us in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we completed the following issuances of unregistered securities:

On January 20, 2015, we entered into the LOI with Vertitek to acquire 100% of the capital stock of that company in exchange for the issuance of shares of our common stock to the principal shareholder of Vertitek, contingent upon certain due diligence requirements. On January 27, 2015, we entered into a share exchange agreement with Vertitek and the sole shareholder of Vertitek, Masamos, on substantially the same terms as the LOI. On March 31, 2015, the closing of the share exchange agreement occurred and we issued 1,000,000 shares of our common stock to Masamos in exchange for 100% of the issued and outstanding shares of Vertitek. As a result, Vertitek became our wholly owned subsidiary.

The shares of our common stock issued to Masamos in connection with the acquisition were offered and sold in reliance upon the exemption from registration provided by Rule 903 of Regulation S under the Securities Act (“Regulation S”). Our reliance on Rule 903 of Regulation S was based on the fact that the shares were sold in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts in the United States in connection with the sale of the shares, and Masamos was not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person.

From our inception to the period ended June 30, 2014, our former sole officer and director, Khurram Shroff, made certain unsecured non-interest bearing advances to us in the original principal amount of $33,927. These advances were subsequently assigned to Dome Capital LLC, a non-affiliated third party (“Dome”). On March 31, 2015, the Company and Dome entered into a debt conversion agreement pursuant to which the Company issued 339,270 shares of its common stock to Dome in consideration for the cancellation of the debt.

During the period from August 18, 2014 to March 20, 2015, we entered into a series of promissory notes with Shield Investments Inc. (“Shield”) in the aggregate principal amount of $275,000 plus simple interest at an annual interest rate of 15%. These notes were secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. On March 31, 2015, the Company and Shield entered into a debt conversion agreement pursuant to which the Company issued 2,750,000 shares of its common stock to Shield in consideration for the cancellation of the debt. Upon the issuance of such shares, Shield agreed to waive any then due and payable interest. As a result of the conversion, Shield released all security interests it previously held in the Company’s assets.

37

On November 24, 2014, we entered into a promissory note with Tuverga in the principal amount of $75,000 plus simple interest at an annual interest rate of 15%. This note was secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. On March 31, 2015, the Company and Tuverga entered into a debt conversion agreement pursuant to which the Company issued 750,000 shares of its common stock to Tuverga in consideration for the cancellation of the debt. Upon the issuance of such shares, Tuverga agreed to waive any then due and payable interest. As a result of the conversion, Tuverga released all security interests it previously held in the Company’s assets.

On July 15, 2015, we entered into an asset purchase agreement with Gerald B. Hammack, our sole officer and director, pursuant to which we acquired all of the right, title and interest in and to certain intellectual property relating to the AIMD platform in consideration for the issuance of $100,000 worth of our common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. As a result, Mr. Hammack received 212,765 shares of our common stock.

During the period from July 30, 2015 to April 26, 2016, we entered into a series of promissory notes with Crystal in the aggregate principal amount of $200,000 plus simple interest at an annual interest rate of 15%. These notes were secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. On April 26, 2016, the Company and Crystal entered into a debt conversion agreement pursuant to which the Company issued 2,000,000 shares of its common stock to Crystal in consideration for the cancellation of the debt. Upon the issuance of such shares, Crystal agreed to waive any then due and payable interest. As a result of the conversion, Crystal released all security interests it previously held in the Company’s assets.

We issued the foregoing shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Our reliance on Section 4(a)(2) was based on the fact that none of the issuances involved a “public offering” and each of the debtors provided representations to us that they acquired the shares for investment purposes and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

38

ITEM 16. EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

3(i).1	Articles of Incorporation filed with the Nevada Secretary of State on August 25, 2011 (1)

3(i).2	Certificate of Amendment filed with the Nevada Secretary of State on December 4, 2013 (2)

3(i).3	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on December 11, 2014 (3)

3(i).4	Certificate of Designation filed with the Nevada Secretary of State on January 15, 2015 (4)

3(ii).1	Bylaws (1)

3(ii).2	Amended and Restated Bylaws dated December 3, 2013 (2)

5.1	Legal Opinion of Bacchus Law Corporation *

10.1	Asset Purchase Agreement with Gerald Hammack dated July 15, 2015 (5)

21.1	Vertitek Inc., a Wyoming corporation

23.1	Consent of Anderson Bradshaw PLLC *

23.2	Consent of Bacchus Law Corporation (included in Exhibit 5.1)

23.3	Consent of Heaton & Company, PLLC *

(1)	Incorporated by reference from our registration statement on Form S-1 filed with the SEC on March 29, 2012.

(2)	Incorporated by reference from our current report on Form 8-K filed with the SEC on December 9, 2013.

(3)	Incorporated by reference from our current report on Form 8-K filed with the SEC on December 12, 2014.

(4)	Incorporated by reference from our current report on Form 8-K filed with the SEC on January 16, 2015.

(5)	Incorporated by reference from our quarterly report on Form 10-Q filed with the SEC on July 20, 2015.

* Filed herewith

39

ITEM 17. UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective datle of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

40

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 29, 2016.

VALMIE RESOURCES, INC.

By:	/s/ Gerald B. Hammack
Gerald B. Hammack
Title: Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 was signed by the following person in the capacities and on the date so indicated.

Signature	Title	Date

/s/ Gerald B. Hammack	Chairman, President, Chief Executive Officer,	June 29, 2016
Gerald B. Hammack	Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

41